                                                                   EXHIBIT 10.15

                                     LEASE
                                     -----

        THIS LEASE is made as of this 18 day of May, 1992, between the following parties:

LANDLORD:                            TENANT

Domino's Farms Holding               AASTROM Biosciences, Inc.
Limited Partnership                  Post Office Box 130469
(a Michigan corporation)             Ann Arbor, Michigan 48113-0469
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105

LEASE OF PREMISES:
-----------------

        In consideration of the rents to be paid and the covenants and agreements to be performed hereunder, Landlord hereby leases to TENANT and TENANT hereby leases from Landlord the PREMISES (defined below).

SUMMARY OF LEASE TERMS:

        The following is intended to summarize certain basic terms of this Lease, and is not intended to be exhaustive. In the event anything set forth in this Summary of Lease Terms ("SUMMARY") conflicts with the other specific provisions of this Lease contained in the Standard Lease Terms, the latter shall be deemed to control.

        A. BUILDING:

           The office building known as Phase 5 of the Domino's Farms Prairie House Office Complex and located at 24 Frank Lloyd Wright Drive, Ann Arbor, MI 48105.


        B. PREMISES:

           OFFICE/LABORATORY SQUARE FOOTAGE:
           Approximately 4,592 of usable square feet of space.

           Location: Office and laboratory space located between column lines 25 and 29, and A and C, on Level 2 of Phase 5. Perimeters of premises are as defined by BOMA (Building Owners & Managers Association) standards, and are as shown on Rider A-1.

           Address:  24 Frank Lloyd Wright Drive
                     Ann Arbor, MI 48105

        C. TERM:

           COMMENCEMENT DATE:          1.           ,  19
           (check one)          ------    ----------     ---------

                                 XX    2. See Section 3.03
                                ----
           EXPIRATION DATE:     Two years and eight months after Commencement
                                Date, subject to renewal as set forth in Rider
                                D.

        D. RENT:
           Months 1 and 2       The monthly rental charge will be equal to $2.31
                                per square foot for utilities, or $883.96.

            Months 3-32        The monthly rental charge will be $8,919.96. This
                               amount is equal to $107,039.52 annually, based upon a gross amount of $23.31 per square foot
                               ($21.00 per square foot for rent plus $2.31 per square foot for utilities).

        E.  PERMITTED USES:    Office and laboratory

        F.  SECURITY DEPOSIT:  $8,919.96

        G.  TENANT'S PROPORTIONATE SHARE: Not applicable

        H.  LANDLORD'S AGENT:  Domino's Farms Corporation

        I.  MAILING ADDRESS:   Domino's Farms Corporation
                               24 Frank Lloyd Wright Drive
                               P.O. Box 445
                               Ann Arbor, MI 48105


RIDERS ATTACHED:
---------------

        RIDER A Floor Plan of Building
                Layout of Space Site Plan

        RIDER B Work Agreement

        RIDER C Rules and Regulations

        RIDER D Addendum to Lease

        RIDER E Right of First Refusal

        RIDER F Attornment

        RIDER G Hazardous Materials

        RIDER H To Be Attached at Lease Commencement:

                Construction Documents
                Specifications
                Warranties and Manuals
                List of Tenant-owned Equipment
                Financial Compilation

STANDARD LEASE TERMS
--------------------

                                   SECTION 1

                                  DEFINITIONS

1.01    Definitions:   In addition to words and phrases defined in these
        -----------
Standard Lease Terms, the words and phrases in the Summary of Lease Terms shall have the meanings set forth therein.

                                   SECTION 2

                           AMENITIES AND COMMON AREA

2.01    Amenities:   Tenant's lease of the Premises shall include the
        ---------
nonexclusive right to the use of such building amenities as are generally made available to tenants of the Building.* The use and the availability of all such amenities shall be subject to the reasonable rules and regulations established by Landlord or the respective proprietor or operator of such amenities and subject to such prices or fees as may be established from time to time for the use of availability of any amenity. In addition, Tenant shall be entitled to unreserved parking spaces in the parking area provided for the Building, together with the nonexclusive right to use the walkways and other means of ingress and egress over the land surrounding the Building, and all other rights of ingress and egress provided for use in common by all owners and tenants of the Building.

2.02    Common Area:   The term "Common Area" means that part of the Building
        -----------
intended by Landlord for the common use of all tenants, including, but not limited to, lobbies, public entrances, restrooms, stairways, elevators, corridors, parking areas and walkways. Tenant, and its employees and licensees, shall have the nonexclusive right to use the Common Area with other tenants and other persons permitted by Landlord to use the same. Tenant shall not take any action which would interfere with the rights of other persons to use the Common Area.

                                   SECTION 3

                                   THE TERM

3.01    Term:   The Term of this Lease and the payment of rent hereunder, shall
        ----
commence on the Commencement Date and shall end on the Expiration Date.

3.02    Commencement Date - Date Certain:   If item C1 of the Summary of Lease
        --------------------------------
Terms is checked and a date inserted, the Commencement Date shall be such date. In that case Landlord agrees to substantially complete the improvements to the Building listed on the Work Agreement executed by Tenant and Landlord and attached as Rider B (the "Work Agreement") before the Commencement Date.

3.03    Commence Date - Substantial Completion:   If item C2 of the Summary
        --------------------------------------
Lease Terms is checked or if neither item C1 nor item C2 are checked, the Commencement Date shall be as set forth in this Section 3.03.

        A. Notice of Substantial Completion. Landlord shall give Tenant ten (10)
           --------------------------------
        business days prior written notice of the anticipated date of substantial completion of the work to be performed by Landlord in the Premises pursuant to the provisions of the Work Agreement, which is attached hereto as Rider B (the "Work Agreement") and incorporated herein.

*See Rider D

          The Premises shall be deemed substantially complete when Landlord has substantially completed the work required to be performed by Landlord for Tenant as provided in the Work Agreement.

          B. Delays. If there is a delay in the substantial completion of the
             ------
          Premises, or any portion thereof, due to (a) any act or omission of the Tenant, its architects, space designers, agents, or employees, as set forth in the Work Agreement including, without limitation, delays due to changes in the "Work" (as defined in the Work Agreement), or any other work to be done by the Landlord, or delays in submission of information, approving working drawings or estimates or giving authorizations or approvals, (b) any additional time for completion of such Work which may be required because of the inclusion in the Work of any work which may hereinafter be referred to in this Lease or the Work Agreement as "Additional Work" or (c) the noncompletion by the Landlord of any Work, whether in connection with the layout or finish of the Premises or otherwise, which the Landlord is not required to do by the terms hereof until after the Commencement Date; then, the Premises, or such portion, shall be deemed substantially complete and available for occupancy on the date when the Premises or such portion would have been available but for such delay, even though the Work or Additional Work to be done by Landlord has not been commenced or completed. Any reasonable and necessary additional cost to Landlord to complete the Premises occasioned by such delay shall be paid as additional rent upon demand. For the purposes of the preceding sentence, "additional cost to Landlord" shall mean the total cost incurred in excess of the aggregate cost which the Landlord would have incurred to complete the Premises if there had been no such delay. With respect to delays occasioned by the inclusion of "Additional Work" referred to in (b) above, Landlord shall advise Tenant in writing of the approximate number of days the Work will delay the substantial completion of the Premises.

          C. Termination. In the event the Premises shall not have been
             -----------
          substantially completed by Landlord on or prior to three months after the date of this Lease, as such date may be extended by reason of strikes, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, governmental regulations or controls, inability to obtain labor or materials despite reasonable diligence, Acts of God, or other similar causes beyond Landlord's control, then and in that event either Landlord or Tenant shall be entitled to cancel this Lease by written notice to the other and upon such cancellation, neither party shall have any further liability to the other hereunder.

3.04    Taking of Possession:  The taking of possession of the Premises shall be
        --------------------
deemed an acceptance of the same by Tenant, and shall be deemed in any event substantial completion by Landlord of all of the improvements listed on the Work Agreement. For the purposes of this Section, the work to be done by Landlord shall be deemed substantially complete even though minor details or adjustments which shall not materially interfere with Tenant's use and occupancy of the Premises may not then have been completed, but which work Landlord agrees will thereafter be promptly completed.

3.05    Waivers:  Tenant expressly waives any right to rescind this Lease and
        -------
further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver possession of the Premises on the Commencement

Date. The Commencement Date shall not be postponed or delayed by reason of or arising out of delays occasioned by Tenant.

3.06    Confirmation of Lease Term: Promptly after the Commencement Date,
        --------------------------
Landlord and Tenant will execute an agreement in recordable form, hereafter referred to as the "Commencement Date Agreement", stating, among other things, the Commencement Date and Expiration Date of the Term of this Lease. Tenant's failure or refusal to sign the same shall in no event affect Landlord's designation of the Commencement Date.


                                   SECTION 4

                                 THE BASE RENT

4.01    Base Annual Rental: Tenant agrees to pay to Landlord the Base Annual
        ------------------
Rental for the original Term of this Lease without right of set-off or abatement (except as specifically provided in Section 9 or 11).

4.02    Base Monthly Rental: The Base Annual Rental shall be payable in monthly
        -------------------
installments equal to the Base Monthly Rental, in advance, without any set-offs or deductions (except as specifically provided in Section 9 or 11), on the first day of each month (the "Rent Day") during the Term of this Lease at the address shown in Paragraph I of the Summary, or at such other place as Landlord from time to time may designate in writing. In the event the Commencement Date is other than the first day of a calendar month, the rental for the first and last partial months shall be prorated based on the actual number of days of such months included within the Lease Term and based upon the amount of the Base Monthly Rental.


                                   SECTION 5

                           LATE CHARGES AND INTEREST

5.01    Late Charges:  Any rent or other sums payable by Tenant to Landlord
        ------------
under this Lease which are not paid by Tenant and received and accepted by Landlord within seven (7) days after they are due will be subject to a onetime late charge of five percent (5%) of the amount due. Such late charges will be due and payable as additional rent on or before the next Rent Day.

5.02    Interest:  Any rent, late charges or other sums, if any, payable by
        --------
Tenant to Landlord under this Lease not paid within thirty (30) days after the same are due will bear interest at a per annum rate of eleven (11%) percent; provided however, if such rate exceeds the maximum rate of interest permitted by law under such encumbrances, then such rate shall be reduced to the maximum permissible rate. Such interest will be due and payable as additional rent on or before the next Rent Day, and will accrue from the date that such rent, late charges or other sums are first payable under the provisions of this Lease until actually paid by Tenant.

5.03    Default:  Any default in the payment of rent, late charges or other sums
        -------
will not be considered cured unless and until the late charges and interest due hereunder are paid by Tenant to Landlord. If Tenant defaults in paying such late charges and/or interest, Landlord will have the same remedies as on default in the payment of rent. The obligation hereunder to pay late charges and interest exists in addition to, and not in the place of, the other default provisions of this Lease.

                                   SECTION 6

                    TAXES, ASSESSMENTS, UTILITIES, SERVICES

6.01    Personal Property Taxes:  Tenant shall be responsible for and pay all
        -----------------------
personal property taxes assessed against Tenant's fixtures, equipment and other property of Tenant located on the Premises.

6.02    Taxes and Assessments:
        ---------------------

6.03    Utilities:
        ---------

        A.  Utilities to be Furnished:  So long as Tenant is not in default
            -------------------------
        under the terms of this Lease, Landlord shall furnish the following utilities ("Utilities"):

                (1). Electricity

                (2). Air conditioning and heat during the appropriate season, as provided in the Rules and Regulations attached as Rider C; and

                (3). Hot and cold water for lavatory purposes.

        B.  Tenant's Utilities Share: Tenant agrees to pay to Landlord, as
            ------------------------
        Additional Rent for the Premises, $2.31 per square foot for utility charges.

6.04    Telecommunications:  Tenant shall arrange and pay for its own telephone
        ------------------
or other telecommunications services, subject to Landlord's prior written approval of the means of installation of such service(s).

                                   SECTION 7

                               USE OF PREMISES

7.01    Permitted Uses:  The Premises will be used and occupied by Tenant for
        --------------
the Permitted Uses and for no other purpose without prior written consent of Landlord. Tenant agrees that it will not use or permit any person to use the Premises or any part thereof for any use or purposes in violation of the laws of the United States, the laws, ordinances or other regulations of the State and municipality in which the Premises are located, or of any other lawful authorities. During the Term or any extension, Tenant will keep the Premises and every part thereof in a clean and wholesome condition and will comply with all lawful health and police regulations and with the Rules and Regulations attached as Rider C.

7.02    Rules and Regulations:  The Landlord may, from time to time, establish
        ---------------------
reasonable rules and regulations ("Rules and Regulations") for use of the Premises, the Building and the Common Areas by Tenant and all other persons. Those Rules and Regulations in effect on the date of this Lease are attached as Rider C. All such rules and regulations may be amended or replaced, at Landlord's option, upon written notice to Tenant (sent by mail or otherwise delivered to the Premises). All such amendments or replacements shall be deemed to automatically amend and replace those Rules and Regulations set forth in Rider C.

                                   SECTION 8

                                   INSURANCE

8.01    Liability Insurance:  Tenant shall obtain, at its own expense,
        -------------------
comprehensive general liability insurance coverage, including blanket contractual coverage, against claims for or arising out of bodily injury, death or property damage occurring in, on or about the Premises, which policy or policies shall name Landlord as an additional insured. The policy may be either a dual limit policy in the amounts of $1,000,000 per person and $1,000,000 per occurrence for bodily injury and $1,000,000 per occurrence for property damage or a single limit policy in the amount of $1,000,000. Landlord may require that the limits of such insurance be increased in reasonably appropriate amounts as may be determined by Landlord or any mortgagee of the Building; provided, however, that the amount of coverage will not be increased more frequently than at one (1) year intervals. Such policy shall be issued by an insurance company acceptable to Landlord. The policy procured by Tenant under this Subsection
8.01 must provide for at least thirty (30) days' written notice to Landlord of any cancellation. On or before the Commencement Date, Tenant shall deliver to Landlord, at Landlord's option, a certificate of insurance or a certified copy of the original policy, together with receipts evidencing payment of the premiums therefor. Tenant will deliver certificates of renewal for such policies to Landlord at least thirty (30) days prior to the expiration dates thereof. The insurance provided by Tenant under this Subsection 8.01 may be in the form of a blanket insurance policy covering other properties as well as the Premises; provided, however, that Tenant must furnish Landlord with a written statement from the insurer(s) under such policy or policies which statement shall (i) specify the policy limits of the policy or policies, (ii) state that the Premises and this Lease are covered by such policy or policies and (iii) state the amount of total insurance allocated to the Premises; provided, further, that any such policy or policies of blanket insurance must, as to the Premises, otherwise comply as to insurance amounts, endorsements, notice of cancellation and coverage with the other provisions of this Subsection 8.01.

8.02    Insurance for Leasehold Improvements:  Tenant shall obtain, at its
        ------------------------------------
own expense, a policy to insure the leasehold improvements to be made to the Premises and any other fixtures or equipment of Tenant which will remain the property of Landlord under Section 18 of this Lease. The policy shall name Landlord as an additional insured for full replacement cost against loss by fire, with standard extended risk coverage, vandalism, malicious mischief, sprinkler leakage and all other risk perils.

8.03    Replacement Cost:  Tenant may, at his or her option, maintain
        ----------------
insurance for full replacement cost of property of Tenant located in or about the Premises. Landlord shall not be responsible for any damage or loss to property of the tenant located in or about the premises.

                                    DAMAGE

9.01    Damage:  If the Premises are damaged or destroyed in whole or in part
        ------
by any fire or other casualty during the Term hereof, Landlord, to the extent insurance proceeds are available to Landlord, will repair and restore the same to good tenantable condition with reasonable dispatch, and that the rent herein provided for shall abate entirely in case the entire Premises are untenantable and pro rata on an equitable basis for the portion rendered untenantable,
    --------
in case a part only is untenantable, until the same shall be restored to a tenantable condition. The foregoing shall be subject to all of the following:
(i) if Tenant shall fail to adjust its own insurance or to remove its damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of rental during the period of such resulting delay; (ii) that there shall be no abatement of rental if such fire or other cause damaging or destroying the Premises shall result from the negligence or willful act of Tenant, its agents, servants, visitors, licensees, invitees or employees; (iii) that if Tenant shall use any part of the Building other than the Premises for storage, during the period of repair, a reasonable charge shall be made therefor against Tenant;
(iv) that in case the Premises or the Building shall be destroyed to the extent of more than one-half (1/2) of the value thereof, Landlord may at its option terminate this Lease forthwith by a written notice to Tenant stating the date upon which this Lease will terminate.

                                  SECTION 10

                            MAINTENANCE AND REPAIRS

10.01   Maintenance and Repairs:  Landlord will maintain, repair and keep
        -----------------------
all structural, electrical, mechanical and plumbing systems of the Building (other than such systems installed by Tenant) and any other improvements on the land which serve the entire Building, including the parking lot, at all times, in good appearance and repair except for reasonable and normal wear and tear. Landlord will also maintain the grounds, sidewalks, driveways and parking areas. Landlord assumes the responsibility for the operation, security, management, maintenance and repair of the Common Area.

10.02   Cost of Repairs.  From and after the date Tenant takes possession
        ---------------
of the Premises, and excluding and items described in the Work Agreement as Landlord's Work and those items subject to the preceding Section 10.01, any repairs, additions or alterations to the Building including any of its systems (e.g., plumbing, electrical, mechanical) structural or nonstructural, or to the Premises, which are required by any law, statute, ordinance, rule, regulation or governmental authority or insurance carrier, including, without limitation, OSHA, arising out of Tenant's use or occupancy of the Premises, will be made by Landlord at Tenant's expense including, without limitation, those which require the making of any structural, unforseen or extraordinary changes. The foregoing shall not apply to any such repairs that are required because of Landlord's use of the Building generally as an office building. Tenant agrees to pay the total costs incurred by Landlord for repairs made under this Subsection 10.02 within thirty (30) days after the delivery of an invoice for same. All amounts payable under this Section 10.02 will be additional rental and failure by Tenant to pay them when due will be a default under this Lease and, in addition to any other remedies provided in this Lease upon default, will result in the assessment of late charges and interest as set forth in Section 5.

10.03   Maintenance:  Tenant agrees at its own expense to maintain the Premises
        -----------
and all improvements thereto, including any improvements made by Tenant, at all times in good appearance and repair except for reasonable and normal wear and tear.

10.04   Janitorial Services:  Landlord will provide janitorial services to the
        -------------------
Premises. Tenant is responsible for the removal of any and all hazardous materials, to be handled in accordance with Rider G of this lease.

                                  SECTION 11

                     INTERRUPTION OF SERVICES OR UTILITIES

11.01   Interruption of Utilities:  Interruption or curtailment of any Utility
        -------------------------
for any reason or interruption or curtailment of any service maintained in the Building, if caused by strikes, mechanical difficulties, or any causes or acts beyond Landlord's control, whether similar or dissimilar to those enumerated, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction, unless Landlord fails to take such measures as may be reasonable in the circumstances to restore the service or Utility without undue delay. In the event that the Tenant would elect to bring in portable generators or other similar equipment, Landlord will cooperate with installation of If the Premises are rendered untenantable in whole or in part for a period of over three (3) full business days, by the making of repairs, replacements or additions, other than those made at Tenant's request or caused by misuse or neglect by Tenant or Tenant's agents, servants, visitors, invitees, licensees or employees or those required by any governmental authority due to the nature of Tenant's use of the Premises, there shall be a proportionate abatement of rent during the period of such untenantability.

                                  SECTION 12

                   PAYMENT FOR SERVICES RENDERED BY LANDLORD

12.01   Payment for Services:  If Landlord at any time (i) does any work
        --------------------
or performs any service in connection with the Premises, or (ii) supplies any materials to the Premises, and the cost of such services, work or materials is Tenant's responsibility under the provisions of this Lease, Landlord will invoice Tenant for the reasonable cost, payable on the next Rent Day or within ten (10) days after delivery of the invoice, whichever is later. This Section
12.01 will apply to any such work, service or materials, whether furnished at Tenant's request or on its behalf and whether furnished or caused to be furnished by Landlord, its agents, employees or contractors. All amounts payable under this Section 12.01 will be additional rental and failure by Tenant to pay them when due will be a default under this Lease and, in addition to any other remedies provided in this Lease upon default, will result in the assessment of late charges and interest under Section 5. This Section 12.01 shall not apply to Total Tax Assessments as defined in Section 6 nor to Utility Expenses as defined in Section 19.01.

                                  SECTION 13

                                  ALTERATIONS

13.01   Alterations:  Landlord will make any structural alterations, additions,
        -----------
or improvements, exterior or interior, to the Premises including alterations made at the request of Tenant and which have been approved by Landlord. Landlord's consent for any interior improvements will not be unreasonably withheld; provided that Landlord's consent to exterior improvements may be withheld in Landlord's sole and absolute discretion. Any modification of the Premises other than as specifically set forth in the Work Agreement as Landlord's expense will be at the expense of Tenant.

13.02   Restoration of Premises:  All alterations, additions and improvements
        -----------------------
made by either of the parties hereto on the Premises will be the property of Landlord and will remain on and be surrendered with the Premises at the termination of this Lease provided, however, that Tenant shall remove, at Landlord's option, all alterations, additions or improvements to the Premises made for Tenant and Tenant shall pay to Landlord to restore the Premises to the conditions stated in the Work Agreement, (Rider B), if notified in writing by Landlord.

                                  SECTION 14

                                     LIENS

14.01   Liens:  After the Commencement Date, Tenant will keep the Building,
        -----
Premises and surrounding land free of liens of any sort attributable to the acts of Tenant and will hold Landlord harmless from any liens which may be placed on the Building, Premises or surrounding land except those attributable to the acts of Landlord or other tenants.

                                  SECTION 15

                                EMINENT DOMAIN

15.01   Eminent Domain:  If the Premises or any part thereof are taken by any
        --------------
public authority under power of eminent domain, or by private sale in lieu of eminent domain, this Lease will terminate as of the date of such taking or sale, and Tenant may receive a pro rata refund of any rents, deposits or other sums paid in advance. Landlord reserves the right, however, to elect to demolish, rebuild or reconstruct the Building if any portion of the Building is so taken, and if Landlord so elects, whether or not the Premises are involved in the taking, this Lease may be terminated by Landlord on 90 days written notice to Tenant and the rent will be adjusted to the date Tenant's possession of the Premises is terminated.

15.02   Condemnation Award:  The whole of any award or compensation for any
        ------------------
portion of the Premises taken, condemned or conveyed in lieu of taking or condemnation shall be solely the property of and payable to Landlord. Nothing herein contained shall be deemed to preclude Tenant from seeking at its own cost and expense, an award from the condemning authority for loss of its business, the value of any trade fixtures or other personal property of Tenant in the Premises or moving expenses, provided that the award for such claim or claims shall not be in diminution of the award made to Landlord.

                                  SECTION 16

                           ASSIGNMENT OR SUBLETTING

16.01   Assignment or Subletting:  Tenant agrees not to assign or in any manner
        ------------------------
transfer this Lease or any interest in this Lease without the previous written consent of Landlord, and not to sublet the Premises or any part of the Premises or allow anyone to use or to come in, with, through or under it without like consent, which consent, in each case, will not be unreasonably withheld. Upon any attempted unconsented to assignment or sublease, Landlord shall have the right to terminate this Lease. One such consent will not be deemed a consent to any subsequent assignment, subletting, occupation or use by any other person. Any sublease on the Premises executed by Tenant and a third party must terminate when the Term of this Lease expires. The acceptance of rent from an assignee, subtenant or occupant will not constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease. In the event of any such assignment or sublease of all or any portion of the Premises where the rental or other consideration reserved in the sublease or by the assignment exceeds the rental or pro rata portion of the rental, as the case may be, for such space reserved in this Lease, Tenant agrees to pay Landlord monthly, as additional rent, on the Rent Day, the excess of the rental net of recovery of Tenant-paid improvement costs or other consideration reserved in the sublease or assignment over the rental reserved in this Lease applicable to the subleased/assigned space.

                                  SECTION 17

                 INSPECTION AND ALTERATION OF PUBLIC PORTIONS

17.01   Inspection:  Tenant agrees to permit Landlord and the authorized
        ----------
representatives of Landlord to enter the Premises at all times for the purpose of inspecting the same, subject to confidentiality agreements if requested by Tenant.

17.02   Right to Enter and Alter Premises:  Upon notice from Landlord, Tenant
        ----------------------------------
shall permit Landlord to erect, use and maintain pipes and conduits in and through the Premises. Landlord or its agents or designees shall have the right to enter the Premises, for the purpose of making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease and, subject to the foregoing, shall also have the right to enter the Premises for the purpose of exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgages or to prospective assignees of any such mortgages. Landlord shall be allowed to take all material into and upon the Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made.

17.03   Right to Show Premises:  During the three (3) months prior to the
        ----------------------
expiration of the Term of this Lease, Landlord may exhibit the Premises to prospective tenants during normal business hours.

17.04   Right to Alter Public Portions of Buildings:  Landlord shall have the
        -------------------------------------------
right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefore, to change the arrangement or location of entrances, passageways, doors, and doorways, corridors, stairs, toilets and other like public service portions of the Building. Tenant shall at all times be provided with an entrance to the Premises.

17.05   Name of Building:  Landlord shall have the right at any time to name the
        ----------------
Building for any person(s) or tenant(s) and to change any and all such names at any time thereafter.

                                  SECTION 18

                            FIXTURES AND EQUIPMENT

18.01   Landlord's Property:  All fixtures and equipment paid for by Landlord
        -------------------
and all improvements, fixtures and equipment which may be paid for and placed on the Premises by Tenant from time to time but which are so incorporated and affixed to the Premises that their removal would involve damage or structural change to the Premises, will be and remain the property of Landlord, excepting those items specifically listed in the Work Agreement. Tenant will be responsible for the cost of repair due to removal of specified items.

18.02   Tenant's Property:  All improvements, furnishings, equipment and
        -----------------
fixtures other than those specified in Subsection 18.01, which are paid for and placed on the Premises by Tenant from time to time will remain the property of Tenant and be removed by Tenant at the expiration of the Lease.

                                  SECTION 19

                               UTILITY EXPENSES

19.01   Definitions:
        -----------

        (i) "Utility Expenses" means any and all charges for heat, air conditioning, ventilating, and steam, gas, electricity, water or other fuels made against the Entire Premises and all labor services and materials related thereto which are delivered or provided to or with respect to the Entire Premises.

        (ii) "Tenant's Proportionate Share of Utilities" means Utility Expenses multiplied by the percentage set forth in Paragraph G of the Summary.

        (iii) "Utility Expense Statements" means written statements, certified by Landlord, showing the amounts of Utility Expenses for each calendar year which includes any portion of the Term or any renewal or extension thereof.

19.02   Utility Expenses:  Tenant will pay to Landlord as Additional Rent $2.31
        -----------------
per square foot for Utility Expenses.

Payments due pursuant to this Section will be due at the time specified in
Section 6.03.

19.03   Utility Expense Statement:  Any Utility Expense Statement sent to
        -------------------------
Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such statement is sent, Tenant shall send a written notice to Landlord objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. If such notice is sent, either party may refer the decision of the issues raised by such notice to Arthur Andersen & Co., or any successor firm, or other reputable independent firm of certified public accountants selected by Landlord, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion such fees and expenses between the parties, based on the degree of success of each party).

                                  SECTION 20

                              NOTICES OR DEMANDS

20.01   Notices or Demands.  All bills, notices, statements, communications
        ------------------
or demands (collectively, "notices or demands") upon Landlord or Tenant desired or required to be given under any of the provisions hereof must be in writing. Any such notices or demands from Landlord to Tenant will be deemed to have been duly and sufficiently given if a copy thereof has been personally delivered or mailed by United States mail in an envelope properly stamped and addressed to Tenant at the address of the Premises or at such other address as Tenant may have last furnished in writing to Landlord for such purpose. Any such notices or demands from Tenant to Landlord will be deemed to have been duly and sufficiently given if personally delivered to Landlord or mailed by United States mail in an enveloped properly stamped and addressed to Landlord at the address set forth in this Lease. The effective date of such notice or demand will be deemed to be the time when personally delivered or mailed as herein provided.

                                  SECTION 21

                         BREACH;  INSOLVENCY; RE-ENTRY

21.01   Default:  If any rental payable by Tenant to Landlord remains unpaid
        -------
for more than seven (7) days after written notice to Tenant of nonpayment, or if Tenant violates or defaults in the performance of any of its obligations in this Lease and the violation or default continues for a period of ten (10) days after written notice, then Landlord may (but will not be required to) declare this Lease forfeited and the Term ended, or re-enter the Premises, or may exercise all other remedies available under Michigan law. Landlord will not be liable for damages to person or property by reason of any legitimate re-entry or forfeiture, and Landlord will be aided and assisted by Tenant, its agents, representatives and employees. Tenant, by the execution of this Lease, waives notice of re-entry by Landlord. In the event of re-entry by Landlord without declaration of forfeiture, the liability of Tenant for the rent provided herein will not be relinquished or extinguished for the balance of the Term, and any rentals prepaid may be retained by Landlord and applied against the costs of re-entry, or the costs of enforcement of this Lease, including the cost of any proceeding under the Federal Bankruptcy Code.

21.02   Bankruptcy:  If Tenant is adjudged bankrupt or insolvent, files or
        ----------
consents to the filing of a petition in bankruptcy under Federal or State law, applies for or consents to the appointment of a receiver for all or substantially all of its assets, or makes a general assignment for the benefit of its creditors, then Tenant shall be in default under this Lease and, to the extent from time to time permitted by applicable law, including but not limited to the Federal Bankruptcy Code, Landlord shall be entitled to exercise all remedies set forth in Section 21.01. In a reorganization under Chapter 11 of the Federal Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease. Tenant acknowledges that its selection to be the tenant hereunder was premised in material part on Landlord's determination of Tenant's creditworthiness and the character of its occupancy and use of the Premises would be compatible with the nature of the Premises and other adjacent properties and tenants of Landlord. Therefore, if Tenant, as debtor, or its trustee elects to assume this Lease, in addition to complying with all other requirements for assumption under the Federal Bankruptcy Code, then Tenant, as debtor, or its trustee or assignee, as the case may be, must also provide the adequate assurance of future performance, including but not limited to a deposit, the amount of which shall be reasonably determined based on the duration of time remaining in the Term, the physical condition of the Premises at the time the proceeding was filed, and such damages as may be reasonably anticipated after reinstatement of the Lease.

21.03   Re-Leasing of Premises:  In the event of declaration of forfeiture
        ----------------------
at or after the time of re-entry, Landlord may re-lease the Premises or any portion(s) of the Premises for a term or terms and at a rent which may be less than or exceed the balance of the term of and the rent reserved under this Lease. In such event Tenant will pay Landlord as liquidated damages for Tenant's default any deficiency between the total rent reserved and the net amount, if any, of the rents collected on account of the lease or leases of the Premises which otherwise would have constituted the balance of the term of this Lease. In computing such liquidated damages, there will be added to the deficiency reasonable expenses which Landlord may incur in connection with re-leasing, such as legal expenses, attorney's fees, brokerage fees and expenses, advertising and for keeping the Premises in good order or for preparing the Premises for re-leasing. Any such liquidated damages will be paid in monthly installments by Tenant on the Rent Day and any such suit brought to collect the deficiency for any month will not prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding. In lieu of the foregoing computation of liquidated damages, Landlord may elect, at its sole option, to receive liquidated damages in one payment equal to any deficiency between the total rent reserved hereunder and the fair and reasonable rental of the Premises, both discounted at five (5%) percent per annum to present value at the time of declaration of forfeiture.

21.04   Failure to Re-Lease Premises:  Whether or not forfeiture has been
        ----------------------------
declared, Landlord will attempt to re-lease the Premises, however, Landlord will not be responsible in any way for failure to re-lease the Premises, or in the event that the Premises are re-leased, for failure to collect the rent under such re-leasing. The failure of Landlord to re-lease all or any part of the Premises will not release or affect Tenant's liability for rent or damages.

                                  SECTION 22

                     SURRENDER OF PREMISES ON TERMINATION

22.01   Condition of Premises Upon Termination:  At the expiration (or earlier
        --------------------------------------
termination) of the Term, Tenant will surrender the Premises broom clean and in as good condition and repair as they were at the time Tenant took possession, reasonable wear and tear excepted, and promptly upon surrender will deliver all keys and building security cards for the Premises to Landlord at the place then fixed for payment of rent. All reasonable costs and expenses incurred by Landlord in connection with repairing or restoring the Premises to the condition called for herein, together with the costs, if any, of removing from the Premises any property of Tenant left therein, together with liquidated damages in an amount equal to the amount of minimum net rental plus all other charges which would have been payable by Tenant under this Lease if the term of this Lease had been extended for the period of time reasonably required for Landlord to repair or restore the Premises to the condition called for herein, shall be invoiced to Tenant and shall be payable within ten (10) days of the date of such invoice.

22.02   Storage of Tenant's Property:  If Tenant fails to remove all its
        ----------------------------
property (or property of others in its possession) from the Premises on termination of this Lease (for any cause), Landlord at its option may remove the property in any manner that it chooses and may store the property without liability to Tenant for loss, whether based on contract, tort or otherwise. Tenant agrees to pay Landlord on demand any and all expenses incurred in such removal, including court costs, attorneys' fees and storage charges on the property for any length of time it is in Landlord's possession. Tenant will indemnify and hold Landlord harmless from any claim by third parties with respect to property owned or claimed by them, left in the Premises by Tenant, and removed by Landlord pursuant to this paragraph. Under no circumstances will Landlord be obligated to retain any property left on the Premises or in Landlord's possession longer than two (2) months after termination of this Lease (for any cause) and Landlord may after two (2) months dispose of the property in any manner it deems appropriate, including public or private sale or by destruction, discard or abandonment and the proceeds of any such sale will be applied against any sums due Landlord under this Lease.

                                  SECTION 23

              PERFORMANCE BY LANDLORD OF THE COVENANTS OF TENANT

23.01   Tenant's Failure to Perform:  If Tenant fails to pay any sum of money,
        ----------------------------
other than rental, required to be paid hereunder or fails to perform any act on its part to be performed hereunder and such failure shall continue for a period of ten (10) days (or a reasonable period of less than ten (10) days when life, person or property is in jeopardy), Landlord may (but shall not be required to), and without waiving or releasing Tenant from any of Tenant's obligations, make any such payment or perform any such other act. All sums paid by Landlord and all reasonable incidental costs, including without limitation the cost of repair, maintenance or restoration of the Premises if so performed by Landlord hereunder, shall be deemed additional rental and, together with interest thereon at the rate set forth in Section 5.02 from the date of payment by Landlord until the date of repayment by Tenant to Landlord, shall be payable to Landlord within fifteen (15) days after receipt of invoice by Tenant. On default in such payment, Landlord shall have the same remedies as on default in payment of rent. The rights and remedies granted to Landlord under this
Section 23 shall be in addition to and not in lieu of all other remedies, if any, available to Landlord under this Lease or otherwise, and nothing herein contained shall be construed to limit such other remedies of Landlord with respect to any matters covered herein.

                                  SECTION 24

                     SUBORDINATION; ESTOPPEL CERTIFICATES

24.01   Subordination:  Tenant agrees, that at Landlord's option, this Lease may
        -------------
be either subordinate or paramount to any construction loans, mortgages, trust deeds and ground or underlying leases now or hereafter affecting the Premises and to any and all advances to be made thereunder, and to the interest and charge thereon, and all renewals, replacements and extensions thereon, provided the mortgagee, lessor or trustee named in any such mortgages, trust deeds or leases agrees to recognize the lease of Tenant in the event of foreclosure or other enforcement of such instruments (and, if requested by Tenant, shall enter into a non-disturbance agreement with Tenant) if Tenant is not in default.
This section shall be self-operative and no further instrument shall be required. However, Tenant will execute promptly any instrument or certificate that Landlord may reasonably request confirm such subordination or superior status, subject to Tenant's receipt of a non-disturbance agreement, if so requested, and hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute such instrument or certificate on its behalf.

                                  SECTION 25

                                SUBSTITUTE SPACE


                                  SECTION 26

                                QUIET ENJOYMENT

26.01   Quiet Enjoyment:  Landlord agrees that at all times when Tenant
        ---------------
is not in default under the provisions and during the Term of this Lease, Tenant's quiet and peaceable enjoyment of the Premises will not be disturbed or interfered with by Landlord or any person claiming by, through, or under Landlord.

                                  SECTION 27

                                 HOLDING OVER

27.01   Holding Over:  If Tenant remains in possession of the Premises after
        ------------
expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the minimum rental for each month will be one hundred percent (100%) of the Base Monthly Rental.

                                  SECTION 28

                        REMEDIES NOT EXCLUSIVE; WAIVER

28.01   Remedies:  Each and every of the rights, remedies and benefits provided
        ---------
by this Lease are cumulative and are not exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

28.02   Waiver of Covenant:  One or more waivers of any covenant or condition by
        ------------------
Landlord will not be construed as a waiver of a further or subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

                                    SECTION 29

                             WAIVER OF SUBROGATION

29.01   Waiver of Subrogation:  Landlord and Tenant shall obtain permission
        ---------------------
from each insurer to, and to the extent so permitted, hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any of the risks covered by standard fire and extended coverage, vandalism and malicious mischief insurance policies.

                                  SECTION 30

                                INDEMNIFICATION

30.01   Indemnification:  Tenant at its expense will defend, indemnify and save
        ---------------
Landlord and its licensees, servants, agents, employees and contractors, harmless from any claim or condition of the Premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its clients, customers, invitees, licensees, servants, agents, employees or contractors, the failure of Tenant to comply with any provision of this Lease, or any other event occurring on the Premises, whatever the cause; provided, however, that nothing herein shall be construed to require Tenant to indemnify Landlord or its licensees, servants, agents, employees, and contractors against Landlord's or its licensees' servants' agents', employees' and contractors' own acts, omissions or neglect.

                                  SECTION 31

                            ASSIGNMENT BY LANDLORD

31.01   Assignment by Landlord: The term "Landlord" as used in this Lease so
        ----------------------
far as covenants, agreements, stipulations or obligations on the part of the Landlord are concerned is limited to mean and include only the owner or owners of fee title (or of a ground leasehold interest or land contract vendee's interest) to the Premises at the time in question, and in the event of any transfer or transfers of the title to such fee the Landlord herein named (and in case of any subsequent transfers or conveyances the then grantor) will automatically be freed and relieved from and after the date of such transfer or conveyance of all liability for the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed.

31.02   Landlord's Default:  If Landlord fails to perform any provision of this
        ------------------
Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant recovers a money judgment against Landlord, such judgment may be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord and Landlord shall not be personally liable for any deficiency.


                                  SECTION 32

                               SECURITY DEPOSIT

32.01   Security Deposit:  Landlord hereby acknowledges the receipt of the
        ----------------
Security Deposit. If Tenant defaults in any of the provisions of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of rents and/or other charges which are the obligation of Tenant under this Lease in default or for any other sum which Landlord may expend by reasons of Tenant's default, including any damages or deficiency in the releasing of the Premises. If Tenant fully complies with all the provisions of this Lease, the Security Deposit, or balance thereof, will be returned to Tenant without interest after (i) the termination of this Lease, (ii) the removal of Tenant, and (iii) the surrender of possession of the Premises to Landlord. Unless Landlord is shown evidence satisfactory to it that the right to receive the Security Deposit has been assigned, Landlord may return the Security Deposit to the original Tenant regardless of one or more assignments of the Lease itself.

                                  SECTION 33

                         MOVEMENT OF TENANT'S PROPERTY

33.01   Moving Tenant's Property:  All activities of Tenant in connection with
        ------------------------
(a) Tenant's move into the Premises at the commencement of this Lease, (b) the movement of equipment, furniture or other bulky items into, out of or within the Premises during the Term, or (c) Tenant's move out of the Premises at any time (whether or not on the termination of this Lease) will be subject to the following:

          A.   Designated Access.  All furniture, equipment and all other
               -----------------
          items of personal property being moved or transferred will enter and leave the Building solely through and by way of such area or entrance as may be designated from time to time by Landlord for such purposes;

          B.   Tenant Responsible.  Tenant will be responsible for the active
               ------------------
          supervision (on-site) of all workmen and others performing the move, and will indemnify and hold harmless Landlord against and from all liability for damage to property (whether belonging to landlord, other tenants or any other person) and injuries to persons in connection with the move and the actions, or failure to act, or by those performing the move;

        C.  Damage.  Tenant will be responsible for any damage to the Building,
            ------
        the Common Areas, the Premises, or the premises and property of other tenants, caused by or incurred in connection with the move or the activities connected therewith. Landlord will perform such inspection(s) as Landlord in its sole discretion determines to be appropriate, and will invoice Tenant for the costs of repair of all such damage or the replacement, if necessary, of damaged items. All determinations of the extent of damage and the costs of repair or replacement will be made by Landlord in the exercise of its reasonable discretion. The invoiced sums will constitute amounts included within and payable under Section 12, above.

                                  SECTION 34

    NON-TERMINABILITY, COMPLIANCE WITH LAWS, COSTS, SEVERABILITY

34.01 Non-Terminability: Except as otherwise specifically provided in
      -----------------
this Lease, this Lease shall neither terminate nor shall Tenant have any right to terminate this Lease or to be released, relieved or discharged from any obligations or liabilities hereunder for any reason whatsoever, including, without limitation:

        A.  Damage.  Any damage to, or destruction of, the Premises or any
            ------
        portion thereof.

        B.  Condemnation.  Any condemnation, confiscation, requisition or
            ------------
        other taking or sale of the possession, use, occupancy or title to the Premises or any portion thereof;

        C.  Omission.  Any action, omission or breach on the part of Landlord
            --------
        under this Lease or under any other agreement at the time existing between Landlord and Tenant.

        D.  Other Claims.  Any claim as a result of any other business
            ------------
        dealings of Landlord and Tenant.

        E.  Impossibility.  The impossibility or illegality of performance by
            -------------
        Landlord or Tenant or both.

        F.  Force Majuere.  Force majuere.
            -------------

        G.  Governmental Action. Any action or threatened or pending action
            -------------------
        of any court, administrative agency or other governmental authority.

Except as otherwise specifically provided in this Lease, Tenant shall remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator (or other similar official) or by any court. All payments by Tenant hereunder shall be final and Tenant will not seek to recover any such payment or any part thereof for any reason. Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminated or surrender this Lease, or to any abatement, suspension, deferment, diminution or reduction of rent, additional rent or other amounts payable by Tenant hereunder, or for damage, loss, cost or expense suffered by Tenant, on account of any of the reasons referred to herein or otherwise.

                                  SECTION 35

                               ENTIRE AGREEMENT

35.01   Entire Agreement:  This Lease and the Riders attached hereto and forming
        ----------------
a part hereof, set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, agreements, stipulations, promises, conditions or understandings, either oral or written, between them concerning the Premises other than herein set forth.


                                  SECTION 36

                                   RECORDING

36.01   Recording:  This Lease shall not be recorded by Tenant nor shall Tenant
        ---------
file or record a memorandum of lease or affidavit of claim with respect to this Lease or the Premises. At Landlord's option, Landlord may record this Lease. Upon Landlord's request, Tenant shall execute and deliver to Landlord a memorandum of lease or affidavit of claim for recording by Landlord.

                                  SECTION 37

                                    GENERAL

37.01   General Terms:  Many references in this Lease to persons, entities and
        -------------
items have been generalized for ease of reading. Therefore, reference to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate. Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

37.02   Joint and Several:  All agreements and obligations of Tenant and
        -----------------
Landlord under this Lease are joint and several in nature.

37.03   Captions:  Captions to sections and paragraphs are provided solely for
        --------
the sake of convenience and shall have no substantive effect whatsoever.

37.04   Amendments:  This lease can be modified or amended only by a written
        ----------
agreement signed by Landlord and Tenant.

37.05   Binding Lease:  All provisions of this Lease are and will be binding on
        -------------
the heirs, executors, administrators, personal representatives successors and assigns of Landlord and Tenant.

37.06   Governing Law:  The laws of the State of Michigan will control in the
        -------------
construction and enforcement of this Lease.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

WITNESSES:                                 DOMINO'S FARMS HOLDING
                                           LIMITED PARTNERSHIP
                                           (a Michigan Corporation)

/s/ MARGARET T. PARKINSON                  By: /s/
-------------------------                  ----------------------------

                                           Its: SENIOR VICE PRESIDENT
                                                -----------------------
                                           For: Landlord


                                           AASTROM BIOSCIENCES, INC.

/s/ PATRICIA A. POWELL                     By: /s/ R. DOUGLAS ARMSTRONG
-------------------------                     -------------------------

                                           Its: President/CEO
                                                -----------------------
                                           For:  Tenant

                                   RIDER A-1

                                  FLOOR PLAN

                                   RIDER A-2

                                LAYOUT OF SPACE

                                   RIDER A-3

                                   SITE PLAN

                                    RIDER B

                                WORK AGREEMENT
                                --------------

        The terms and conditions of this Work Agreement shall govern Landlord and Tenant's participation in the design, construction and installation of improvements to the Premises in accordance with the Final Plans (as defined below) and the terms hereof (the "Work"). Tenant acknowledges that it has had an opportunity to inspect the Premises prior to the execution and delivery of this Work Agreement. Tenant further acknowledges and agrees that all construction or improvements to the Premises to the completed at Landlord's expense have been completed and are accepted by Tenant in an "As Is" condition except for work to be performed by Landlord pursuant to the Work Agreement. All additional improvements to the Premises and services incidental or related thereto are referred to as "Work" and shall be paid for by Landlord and Tenant as set forth herein.

A.      PRE-LEASE WORK
        --------------

        1.  Preliminary Drawings. Landlord and Tenant acknowledge that they have
            --------------------
            agreed on preliminary drawings prepared by H. Scott Diels, Architect, at Tenant's direction and containing general design and technical information for the Work to be performed on the Premises (the "Preliminary Drawings"), copies of which are attached to this Lease as Rider A-2, May 4, 1992. The Preliminary Drawings have been or will be submitted to the Architect and Engineer for preparation of the Formal Drawings (as defined below).

        2.  Contractor. Landlord and Tenant acknowledge that the Contractor will
            ----------
            be selected with the approval of Tenant and Landlord.

        3.  Transition of Administration. Tenant shall inform the Architect,
            ----------------------------
            Engineer and Contractor that Landlord will assume responsibility for administration and coordination of the Work after execution of the Lease and that Landlord will be, and perform the obligations of the "Owner" under the Architect Agreement, the Engineer Agreement and the Construction Agreement. Tenant shall cooperate with Landlord and assist in the transition of responsibility for administration and coordination of the Work. Landlord and Tenant agree that all communications with, and instructions or directions to, the Architect, Engineer and Contractor after transition of the Work to the Landlord will go through Landlord.

B.      PROJECT REPRESENTATIVES/FIELD CHANGE ORDERS
        -------------------------------------------

        1.  Landlord's Representative. Landlord's representative in connection
            -------------------------
            with administration of the Work shall be Larry McGonigal unless otherwise directed in writing by Landlord ("Landlord's Representative"). All instructions, requests, or directives from Tenant to the Landlord, Architect, Engineer or Contractor in connection with the construction of the Work will be given or communicated to Landlord's Representative who will in turn contact or notify the appropriate party.

        2.  Tenant's Representative. Tenant's representative in connection with
            -----------------------
            the Work shall be R. Douglas Armstrong unless otherwise directed in writing by Tenant ("Tenant's Representative"). All requests, notification, directives, inquiries or information intended for Tenant shall be given or communicated by Landlord or Landlord's Representative to Tenant's Representative. Tenant's Representative shall have access to the Work at all reasonable times for the purpose of making inspections, taking measurements and observing the Work and may inspect, copy, and discuss with Landlord's Representative or other appropriate personnel of Landlord from time to time the Work and all invoices and documentation in connection with the Work, Tenant's Representative shall be requested to attend all regularly scheduled progress meetings related to the Work.

        3.  Field Change Orders. Tenant's Representative shall have the right to
            -------------------
            request Field Change Orders in writing. For purposes of this section, "Field Change Orders" shall mean: (a) a "Change Order" or "Field Work Order" (as defined in the Contractor Agreement) or similar request for changes or modifications in the Work; or (b) revisions to the Final Plans or other work-related documents or materials requested by Tenant.

        4.  Approval of Field Change Orders. All Field Change Orders shall be
            -------------------------------
            approved in writing by both Landlord and Tenant and shall be acceptable to

             Landlord and Tenant in all respects. The cost of any Field Change Order shall be an additional Work Cost. Tenant's Representative shall approve all Field Change Orders, changes or modifications to the Final Plans and any design changes to the Work. Tenant's Representative, on behalf of Tenant, and Landlord's Representative, on behalf of Landlord, will promptly respond to any requests or inquiries of Landlord or Tenant, as the case may be, including those relating to Field Change Orders, so as not to interfere with the orderly progress of the Work. Landlord shall have the right to reject any Field Change Order requested by Tenant which, individually or in the aggregate, would delay the Commencement Date of the term of this Lease in excess of fourteen (14) days, unless in conjunction therewith, Tenant agrees to pay rental for the Premises as of the date the Commencement Date would have occurred but for the completion of the Field Change Order. The Landlord's and Tenant's reasonable judgement as to whether delay may ensue as a result of Tenant requested Field Change Orders shall be conclusive.

          5. Other Tenant Employee's. Officers, employees or agents of Tenant
             -----------------------
             other than Tenant's Representatives shall have access to the Work provided that Tenant notifies Landlord's Representative in advance and Tenant's Representative or his designee in writing accompanies such parties during such access. Landlord may deny access to such parties excluding Tenant's Representative (but access by Tenant's Representative shall nevertheless be subject to the delay provisions in Section 3.03 of the Lease) in the event that their presence materially hampers, interferes with or prevents Landlord, Architect, Engineer or Contractor from proceeding with the completion of the Work. Any entry on the Premises by Tenant's Representative and other officers, agents, employees, representatives, licensees or invitees of Tenant shall be at their sole risk. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any loss, expense, claim, demand, action or proceeding arising out of or relating to such access to the Premises other than such losses, expenses, claims, demands, actions, proceedings caused by the negligence, gross negligence or willful misconduct of Landlord or its directors, officers, employees, agents, servants, representatives, invitees or licensees other than any party performing services under the Contractor Agreement, Architect Agreement or Engineer Agreement.

          6. Consultation/Cooperation. Landlord shall advise Tenant of, and
             ------------------------
             consult with Tenant regarding, all material matters relating to the Work, including, without limitation, the design, construction and engineering of the Work, as well as the services performed or to be performed by the Architect, Engineer and Contractor. Tenant shall reasonably cooperate with Landlord with respect to such consultations and shall not act or fail to act in a manner which will delay the design or construction of the Work. Landlord agrees to use reasonable efforts to cause Architect, Engineer, Contractor and all other persons working on or in connection with the Work to perform and comply with terms of this Agreement and any other applicable agreement (including, without limitation, pursuing any applicable legal recourse against such persons). If any one or more Architect, Engineer or Contractor breach their respective contracts with Landlord described herein, Landlord may, but shall not be obligated to, commence civil proceedings to obtain specific enforcement of such breached contract and/or for any other remedies or damages available to Landlord. In the event of such a breach and if Landlord fails or refuses to commence such legal proceedings against the breaching party for sixty (60) days, Tenant may commence civil proceedings, at Tenant's sole expense, for specific enforcement of the breached contract or any other remedies or damages available to Tenant, and to the extent necessary to permit and prosecute such proceedings Landlord will assign its rights under the breached contract or contracts to Tenant and reasonably cooperate with Tenant in connection therewith.

C. RETENTION OF ARCHITECT, ENGINEER AND CONTRACTOR
   -----------------------------------------------

          1. Retention of Architect
             ----------------------

             (a) Architect Agreement. Landlord shall retain the Architect to
                 -------------------
                 prepare formal design drawings and working drawings and specifications (collectively the "Formal Drawings"). The Formal Drawings shall contain design, technical and engineering specifications for the Work based on the Preliminary Drawings. Landlord shall negotiate and execute, as Owner, the written agreement with the Architect governing Architect's participation in the Work (the "Architect Agreement"). All Preliminary Services performed by the Architect shall be included in and made a part of and subject to the terms and conditions of the Architect Agreement. Landlord shall provide, upon request, Tenant with a copy of the proposed Architect Agreement and shall consult with, and include reasonable suggestions of, Tenant with respect to the terms and conditions of the Architect Agreement prior to execution thereof. Landlord shall be, and perform the obligations of, the Owner under the Architect Agreement.

                     (b) Formal Design and Working Drawings. Landlord shall
                         ----------------------------------
                         submit the Preliminary Drawing to the Architect for preparation of the Formal Drawings. Landlord and Tenant shall each have a period of seven (7) days after receipt of the Formal Drawings to 1) approve such drawings in writing, or 2) send written notice to the other party describing any objections to the Formal Drawings. In the event either Landlord or Tenant sends a notice of objections to the formal Drawings, Landlord and Tenant will meet within seven (7) days after such notice is sent to discuss and resolve those matters objectionable to Landlord or Tenant. Either Landlord or Tenant may request the presence of the Architect at such meeting. Landlord and Tenant agree to use their good faith efforts in negotiating and preparing revised Formal Drawings, but the Formal Drawings must be acceptable to both Landlord and Tenant in all respects. The Architect shall revise the Formal Drawings in accordance with those modifications which are approved by Landlord and Tenant at such meeting. The revised Formal Drawings shall reflect the agreed to modifications and shall be given to Tenant and Landlord for final approval. Tenant and Landlord shall give final approval of the Formal Drawings in writing within seven (7) days after receipt of satisfactory Formal Drawings which reflect the agreed to modifications (the Formal Drawings, once so approved, are referred to as "Final Plans").

                     (c) Landlord's Insurer. The Final Plans, once completed,
                         ------------------
                         shall be sent to Factory Mutual Insurance Company, the Landlord's Insurer, ("Insurer") for review and approval. In the event that Insurer has any objections to the Final Plans, such Final Plans shall be revised by the Architect, as expeditiously as possible, in a manner satisfactory to Insurer, Landlord and Tenant.

                     (d) Cost of Architectural Services. Landlord and Tenant
                         ------------------------------
                         acknowledge that Architect has agreed to perform the services under the Architectual Agreement. Landlord shall not agree to any increase in fees or authorize any additional services other than those set forth in the Architect Agreement, or any change to the Final Plans, without the prior written consent of Tenant or Tenant's Representative.



                  2. Retention of Engineer
                     ---------------------
                     (a) Engineer Agreement. Landlord shall retain the Engineer
                         ------------------
                         to prepare designs and specifications with respect to mechanical engineering and technical aspects of the Formal Drawings, the Final Plans and the Work and to the connection and interfacing of the Work with existing systems or equipment of Landlord (the "Engineering Report"). Landlord shall negotiate and execute, as Owner, the written agreement with the Engineer governing the Engineer's participation in the Work (the "Engineer Agreement"). All Preliminary Services and the cost of all Preliminary Services performed by the Engineer shall be included in and be made a part hereof and subject to the terms and conditions of the Engineer Agreement. Landlord shall provide Tenant with a copy of the proposed Engineer Agreement and shall consult with Tenant, and include the reasonable suggestions of, with respect to the terms and conditions of the Engineer Agreement prior to execution thereof. Landlord shall be, and perform the obligations of, the Owner under the Engineer Agreement.

                     (b) Cost of Engineering Services. Landlord and Tenant
                         ----------------------------
                         acknowledge that Engineer has agreed to perform the service under the Engineer Agreement. Landlord shall not agree to any increase in fees or authorize any additional services other than those set forth in the Engineer Agreement, or any change to the Engineering Report, without the prior written consent of Tenant or Tenant's Representative.

                  3. Retention of Contractor
                     -----------------------

                     (a) Contractor Agreement. Landlord shall retain the
                         --------------------
                         services of the Contractor to construct the Work according to the Final Plans. Landlord shall negotiate and execute as Owner, the written agreement with the Contractor governing construction of the Work according to the Final Plans (the "Contractor Agreement"). Landlord shall provide Tenant with a copy of the proposed Contractor Agreement and shall consult with Tenant with respect to the terms and conditions of the Contractor Agreement prior to execution thereof. Landlord shall be, and perform the obligations of, the Owner under the Contractor Agreement. The Contractor Agreement shall include a completion date satisfactory to Tenant (which date shall not be changed or modified except by an amendment to the Contractor Agreement with prior written consent of both landlord and Tenant). Landlord shall not have any liability whatsoever to Tenant for any cost, expense, lost profits, damage or other liability suffered or incurred by Tenant by reason of the Contractor's failure to complete the Work on or before the completion date contained in the Contractor Agreement. Landlord shall use its reasonable best efforts to cause the Contractor to complete the Work on or before the Completion Date contained in the Contractor Agreement, and in any event as soon as possible.

                   (b) Cost of Construction. Landlord and Tenant acknowledge
                       --------------------
                       that Contractor has agreed to perform the services under the Contractor Agreement. Landlord shall not agree to any increase in fees, or authorize any additional services other than those set forth in the Contractor Agreement, or any Field Change Orders, without the prior written consent of Tenant or Tenant's Representative.

                4. Responsibility for Contents of Plans and Drawings.
                   -------------------------------------------------
                   Notwithstanding anything herein to the contrary, Landlord shall not be responsible for the accuracy, efficacy or sufficiency of any drawings, plans or specifications to be provided by any person herein (including without limitation, those plans, drawings or specifications to be furnished by Tenant, the Engineer or the Architect) except (i) those portions of the plans, drawings, and specification provided by Landlord and (ii) Landlord agrees that the Work as described in the Final Plans and any Field Change Orders is sufficient for Landlord's purposes and will meet Landlord's needs and requirements for improvements to the Building. The Architect, Engineer and/or Contractor shall be otherwise responsible for all plans, drawings and specifications including, without limitation, the Final Plans and any Field Change Orders, all technical and other examination of the Premises and shall be exclusively responsible with respect to verification of actual field conditions and actual field measurements and a full review of all technical and engineering requirements with respect to the Premises and Work to be performed hereunder. In addition, Tenant shall be exclusively responsible for determining whether the plans, specifications and drawings including, without limitation, the Final Plans and any Field Change Orders and the systems and equipment described therein, meet the needs of the Tenant.

                5. Compliance. Landlord will insure that the Final Plans and all
                   ----------
                   Work shall comply with and conform to the Building plans and with all the rules, regulations and other requirements of any governmental department or agency having jurisdiction over the construction of the Work. Landlord, Architect or Contractor shall file all necessary architectural plans, together with any mechanical plans and specifications, and any and all other filings necessary to complete the Work in such form as may be necessary, with the appropriate governmental and other agencies and obtain those governmental and other approvals or consents necessary to authorize completion of the Work, including required permits and zoning approvals. Any changes required by any governmental or other agency affecting the construction of the Premises shall be complied with by Landlord in completing the Work at Tenant's expense and shall not be deemed to be a violation of the Final Plans or any provisions of this Work Agreement, and shall be deemed automatically accepted and approved by Tenant. Landlord shall cause the Work to be constructed and completed in accordance with the prevailing and customary construction standards in accordance with the Final Drawings and all applicable laws, rules, regulations, ordinances and codes and shall ensure that safety standards acceptable in the industry are employed. Landlord shall maintain appropriate insurance with respect to the work. Tenant shall reasonably cooperate with the Owner in complying with the foregoing requirements and Owner shall keep Tenant advised of the progress in connection with such requirements.

             D. WORK COST
                ---------

                1. Work Cost. "Work Cost" shall mean contracted amount with
                   ---------
                   architect, engineer and contractor, except as adjusted by Field Change Orders, and all the following:

                    (a) All filing fees and permit costs incurred in connection with the Work to the extent not included in contracts above, and Landlord shall provide receipts for payment of the same upon Tenant's request.

                    (b) Legal fees, as mutually agreed upon in writing, in
                        connection with obtaining governmental approvals of the Work and Tenant's uses of the Premises.

                    (c) Litigation costs in connection with the Work Agreement as mutually agreed upon in writing.

                    (d) All other costs of the Work mutually agreed upon in
                        writing.

           E. PAYMENT OF WORK COST
              --------------------

              Tenant shall pay the Work Cost in the following manner:

              1. Payment of Work Cost
                 --------------------

                    (a) Payment - General. Tenant will make a deposit to the
                        -----------------
                        Landlord based on construction estimates (per Rider D). Landlord will utilize said deposit to pay all construction related invoices.

                    (b) Change Orders. Authorized change orders are to be
                        -------------
                        accompanied with a check from the Tenant to cover said amount.

                    (c) Final Payment. After project is complete and within
                        -------------
                        fifteen (15) days after billing is received by Landlord, a reconciliation will be provided showing total costs. Tenant will provide final check for the total amount of the improvements less any previous payments and the Landlord's contribution when:

                        (1) Tenant, Architect and Landlord shall have inspected
                            the Work and determined that the Work is complete and that all items comprising the Punch List prepared pursuant to Section 3.03 of this Lease shall have been completed or corrected. In the event of any dispute regarding completion, the Architect's determination shall be final;

                        (2) Landlord shall have removed or have caused to be
                            removed, at its expense, from the site of the Work all material, equipment and structures which are not part of the Work and shall have made the site of the Work clean and ready for use; and

                        (3) Landlord shall have caused to be executed and copies
                            delivered to Tenant of lien waivers executed by all persons, firms, and companies who have provided labor or furnished materials in connection with the Work including a general release and specific lien waiver from Contractor both in form and substance reasonably satisfactory to Tenant.

              2. Continuing Obligations. Nothing herein shall be construed to
                 ----------------------
                 relieve Tenant from any liability for unpaid Work Costs due and payable pursuant to the terms of this Work Agreement.

           F. WARRANTIES
              ----------

              Landlord warrants to Tenant that the Work will be performed in a workmanlike manner and in accordance with the Final Plans and any approved changes or modifications thereto and shall comply with all applicable codes, laws, and regulations. Landlord will obtain from the Contractor under the terms of the Construction Agreement such warranties as the Contractor generally provides in connection with its services. Landlord will use reasonable efforts to have all such warranties include a provision that they may be assigned to Tenant at Landlord's option. Upon the completion of the Work, Landlord shall assign to Tenant those warranties and manuals with respect to those items described in Rider H to this Lease and such other items as Tenant is required to maintain or repair pursuant to the terms of this Lease or otherwise, procured by Landlord from the Contractor, the Architect, Engineer, or others in connection with the performance of the Work or and any material or equipment installed upon the Premises as part of the Work. Landlord shall retain all other warranties and manuals. If such warranties are not assignable, Landlord shall pursue and, if possible, obtain coverage as requested by Tenant for and on behalf of Tenant, under such warranties (at Tenant's cost and expense). LANDLORD HEREBY DISCLAIMS ANY AND ALL OTHER

    WARRANTIES OF ANY KIND IN CONNECTION WITH THE WORK INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

G.  INDEMNIFICATION BY TENANT
    -------------------------

    To the fullest extent permitted by law, Tenant agrees to defend, indemnify and hold Landlord, its partners, employees, officers, and agents, and their legal successors and assigns (herein the "Landlord Indemnitees"), free and harmless of and from any and all liability, damages, all losses, costs and expenses, including, without limitation, all Work Cost and attorney fees, (collectively "Losses") incurred, suffered or required to be paid by Landlord Indemnitees to the extent that such losses result from or are attributable to (a) Tenant's failure to pay the Work Cost due and payable pursuant to this Work Agreement or (b) Landlord's Indemnitees' reliance on orders, instructions, directives or requests of Tenant in connection with the construction of the Work and the preparation of the Final Plans or (c) any negligent or grossly negligent acts, or omissions and/or intentional malfeasance, of Tenant, its employees, agents, guests or invitees prior to final completion of the Work, provided however, that notwithstanding anything herein to the contrary, the foregoing obligation to indemnify, hold harmless and defend shall not apply to any liability, damages, losses, costs or expenses attributable to the Landlord's Indemnitees. If any claim is made by a third party against any Landlord Indemnitees for which the Landlord Indemnitee seeks indemnification from Tenant hereunder, Landlord shall give prompt notice to Tenant who shall have the right at Tenant's sole expense to participate in or control the defense of such claim at its own expense and through counsel of its own choice. If after such notice Tenant does not so participate, Tenant shall nevertheless be bound by the results obtained by Landlord insofar as the claim against any Landlord Indemnitee is concerned.

H.  INDEMNITY BY LANDLORD
    ---------------------

    Landlord shall defend, indemnify and hold harmless Tenant, its affiliates, and any of their respective directors, officers, employees, agents, servants and representatives ("Tenant Indemnitees") from and against any and all liability, damages, all losses, costs and expenses, including reasonable attorney fees, incurred, suffered or required to be paid by Tenant Indemnitee, resulting from or caused by or arising out of any action, omission or operation (i) under this Agreement or in connection with the Work attributable to Landlord, (ii) under the Architect Agreement, the Engineer Agreement, the Contractor Agreement or any other construction related document attributable to Landlord or the performance of any obligation of Landlord under such agreements or documents, or (iii) relating to any claim against Tenant arising under the Architect Agreement, the Engineer Agreement, the Contractor Agreement or any Work related document provided, however, that the foregoing obligation by the Landlord to defend, indemnify and hold harmless shall not apply to (x) any liability, damages, losses, costs or expenses, attributable to the negligence, gross negligence or willful misconduct of any Tenant Indemnitee, (y) the breach of any obligation of Tenant hereunder or (z) those matters for which Tenant is obligated to indemnify Landlord pursuant to Section B(5) of this Work Agreement. If any claim is made by a third party against any Tenant Indemnitee for which the Tenant Indemnitee seeks indemnification from Landlord hereunder, the Tenant Indemnitee shall give prompt notice to Landlord who shall have the right, at its sole option, to participate in or control the defense of such claim at its own expense and through counsel of its own choice. If after such notice Landlord does not so participate, Landlord shall nevertheless be bound by the results obtained by Tenant Indemnitee insofar as the claim against Tenant Indemnitee is concerned.

I.  OWNERSHIP OF DOCUMENTS, CONFIDENTIALITY
    ---------------------------------------
    Landlord and Tenant shall both be furnished copies of, and own, all drawings, specifications, manuals for equipment described on Rider H, design analyses, shop drawings, as-built record prints, calculations, renderings and any other related documents or materials prepared in connection with the Work.

J.  MISCELLANEOUS
    -------------

    1.  Approvals, Notices.  All prints, drawing information and other
        ------------------
        material to be furnished by Tenant to Landlord or by Landlord to Tenant for approval as required herein shall be addressed to Landlord or Tenant, as the case may be, at the addresses set forth in the Summary of Lease Terms. Approvals of such documents shall be sent in accordance with Section 20 of the Lease relating to notices.

    2.  Relationship.  Landlord and Tenant agree that Landlord is not the
        ------------
        employee or agent of Tenant and with respect to this Work Agreement is an independent contractor. It is expressly agreed that all persons engaged in the performance of the Work hired by Landlord or by any contractor of Landlord as between Landlord and Tenant shall be conclusively deemed to be employees or contractors of Landlord and not Tenant. This Agreement shall not constitute Landlord or any contractor as the agent, partner, or legal representative of Tenant, and Tenant shall not be responsible in any way for any obligations or liability incurred or assumed by Landlord or any contractor (the foregoing shall not in any manner limit the liability of obligations of Tenant to Landlord hereunder). Landlord shall contract only in its own name and only for its own account. Each such contract shall expressly state that the contractor recognizes that, to the extent permitted by law, it does not have a right to make any claim for payment directly from Tenant, since the contract has been made exclusively with Landlord and that, upon the request of Landlord, the contractor shall provide Landlord with a sworn statement regarding the contractor's right to receive payments for work or materials provided to the Work.

 3.  Confidentiality of Work and Plans. Landlord agrees that Landlord will
     ---------------------------------
     maintain the confidentiality of, and not disclose to third persons or parties, any of the Final Plans, Field Change Orders or other plans or specifications relating the Work except as Landlord may require for the construction of the Work, maintenance, operation, financing, insuring, sale of other conveyance of the Building or as may be required by any governmental authority, department or agency.

                                    RIDER C

                             RULES AND REGULATIONS

    The Landlord, or the Agent of the Landlord, as the case may be, reserves the right to make such other further and reasonable rules and regulations as in its judgment may from time to time be necessary or desirable for the safety and preservation of good order and prestige therein.

    Wherever the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's employees, agents, clerks, servants and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, servants and visitors.

1. No sign, picture, lettering, notice or advertisement of any kind shall be painted, taped or displayed on or from the windows, doors, roof or outside wall of the premises. Landlord shall have the right to approve all signs, exhibits and displays to be made by Tenant in and from common areas of the building. All of Tenant's interior sign painting or lettering shall be approved by Landlord and the cost thereof shall be paid by Tenant. (See footnote #1)

2. No electric or other wires for any purpose shall be brought into the premises without Landlord's written permission specifying the manner in which same may be done. This shall prohibit use of hot plates (cooking) and only approved electric percolators or coffee makers shall be permitted.
    No boring, cutting or stringing of wire shall be done without Landlord's prior written consent. Tenant shall not disturb or in any way interfere with the electric light fixtures, and all work upon or alterations to the same shall be done by persons authorized by Landlord.

3. Water closets and other toilet fixtures shall not be used for any purposes other than that for which the same is intended, and any damage resulting to same from Tenant's misuse shall be paid for by Tenant. No person shall waste water by interfering or tampering with the faucets or otherwise.

4. No person shall disturb the occupants of this or adjoining buildings or premises by the use of radios, television sets, loud speakers, or musical instruments, or by making loud or disturbing noises.

5. No bicycle or other vehicle and no pets shall be allowed in offices, hall, corridors or elsewhere in the building.

6. No floor load exceeding an average rate of 60 pounds of live load per square foot of floor area can be allowed. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the building structure or to any other leased space in the building shall be placed and maintained by Tenant in settings of cork, rubber, spring or other types of vibration eliminators sufficient to eliminate such vibration or noise.

7. Any safe, vault, heavy equipment, furniture, or machinery moved in or out of the premises shall be moved in such manner and at such times as Landlord shall in each instance approve.



May 20, 1991

8. No additional lock or locks shall be placed on any door in the building without Landlord's prior written consent. Upon the termination of this Lease, the Tenant shall surrender to Landlord all keys to the premises.

9. Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business on said premises or use oil burning fluids, or gasoline for heating or lighting or for any other purpose. (See Rider G.)

10. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

11. Any newspaper, magazine or other advertising done from the said premises or referring to the said premises, Domino's Farms or Prairie House, which in the opinion of the Landlord is objectionable, shall be immediately discontinued upon notice from the Landlord.

12. The sidewalk, entry, passage hall and stairway shall not be obstructed or used for any purpose other than those of ingress and egress without the express written consent of the Landlord.

13. Window coverings other than those which may be provided by Landlord, either inside or outside of the windows, may only be installed with the Landlord's prior written consent, and must be furnished, installed and maintained at the expense of the Tenant and at Tenant's risk, and must be of such shape, color, material, quality and design as may be prescribed by the Landlord. Tenant shall exercise reasonable care in placing furniture, equipment, etc. in such a position as to not obstruct the windows.

14. Tenant will exercise reasonable discretion with regards to thermostat settings within the tenant space. Acceptable temperatures for heating will not exceed 72 degrees or fall below 68 degrees for cooling.

15. Tenant will be responsible for vending service located within the tenant premises. Landlord will designate approved vending contractors within the building. Tenant will coordinate vending installation with Landlord.

16. Domino's Farms Prairie House is a smoke free building; smoking of cigars, pipes and cigarettes is not allowed inside the building.

17. Subject to the terms of the Lease between Tenant and Landlord, Landlord will provide normal heating, ventilation and air conditioning as reasonably required by prevailing weather conditions to the leased premises on the following days (except legal holidays):

     Monday - Friday  from 8:00 a.m. to  6:00 p.m.
     Saturday         from 8:00 a.m. to 12:00 p.m.

Footnotes:  #1 - Tenant will be permitted to provide signage for door leading from lobby into tenant space. Such signage must be reviewed and approved by Landlord.

                                    RIDER D

                               ADDENDUM TO LEASE

TENANT IMPROVEMENT ALLOWANCE
----------------------------

The tenant improvement allowance shall equal $29.25 per square foot. Any costs in excess of this allowance, based upon construction estimates, shall be paid by the Tenant to the Landlord according to the following payment schedule:

Fifty percent (50%) shall be deposited by Tenant with Landlord prior to commencement of work.

Forty percent (40%) shall be paid when the project is approximately fifty percent complete, based upon projected project costs.

The remaining ten percent (10%) shall be held until project completion, and until a project costs compilation is prepared. At such time, the ten percent plus any overages or minus any amount under budget will be paid to Landlord.

The Landlord shall provide cold water and sanitary to the leased space. The cost of internal routing will be a portion of the tenant build improvements.

OPTION FOR RENEWAL
------------------

The Tenant will have an option to renew the lease for an additional period of up to five (5) years, at a rate equal to $21.00 per square foot plus an adjustment based upon the Consumers Price Index. Once per year for each year during the renewal term, the rate will be adjusted based upon the Consumers Price Index. Such increases shall not be less than three (3) percent nor more than seven (7) percent in any one year.

If Tenant exercises said option to renew, Landlord may elect to install, at Landlord's expense, a meter for electrical service to the Premises. In such event, Tenant will then become responsible for monthly electrical charges based upon actual meter readings. In the event Landlord elects not to install a meter, then Tenant will be assessed a monthly pro rata share of electrical charges for Phase 5.

TEMPORARY SPACE
---------------

Landlord will provide temporary office space and associated utility costs to the Tenant at no charge, upon signing of lease, and until Commencement Date of lease. Said space shall be approximately 1,000 square feet, and location in building will be at discretion of Landlord based upon availablility of space. Tenant shall be responsible for telephone, furniture, post office box, moving charges, and all other associated costs.

AMENITITES
----------
As of the Commencement Date of this Lease, the following amenities were available to tenants in the building. Landlord does not guarantee that all will be available at all times, and amenities are subject to change at the discretion of the Landlord.

Ample, free parking                     Travel Agency
24 hour on-site security staff          Fitness center
24 hour access                          Auto rental agency
A variety of restaurants                Dry cleaners
Catering services                       Clothier & tailor
Conference and Meeting Rooms            Sundry shop
Automated teller machine                U.S. Post Office
Hair salon                              Child care facility

                                    RIDER E

                           RIGHT OF REFUSAL - Page 1


    During the Initial Term and Renewal Term, if any, of this Lease, Tenant shall have a First Right of Refusal ("Right of Refusal") to lease certain additional space in the Building, under the following terms and conditions:

    A. Space. Tenant's Right of Refusal shall apply to the approximately 2,306 square feet of rentable space on the second floor of Phase 5 of the Building, which is located adjacent to the Premises leased hereunder, and which is outlined on the attached floor plan.

    To the greatest extent possible, Landlord will endeavor to locate alternative space for any leasing prospects interested in approximately 2,300 square feet.

    B. Exercise by Tenant. Tenant shall have the right to exercise its Right of Refusal in the following manner: If at any time after the date hereof, the space is vacant, and Landlord intends to let such vacant space, as evidenced by a written proposal from Landlord (Landlord's Proposal) to a proposed lessee, then Landlord shall give Tenant written notice of such intention (Notice of Intent to Lease). Tenant shall have a period of ten (10) business days from the date of receipt of such Notice of Intent to Lease to exercise its Right of Refusal by sending written notice to Landlord of such exercise (which notice must be received by Landlord within such ten (10) day period).

    C. Refusal by Tenant. If Tenant does not exercise its Right of Refusal as to the space covered by a Landlord's Proposal, Landlord shall be free to lease the space pursuant to the Landlord's Proposal.

    If Tenant does not exercise its Right of Refusal and the proposed lessee does not accept the Landlord's Proposal, Tenant's Right of Refusal with respect to such space shall be reinstated as set forth above, including, without limitation, the right to exercise its Right of Refusal as to any subsequent proposals to lease the space as set forth above.

    D. Notices. All notices hereunder shall be sent in compliance with Section 20 of the Lease.

    E. Same Lease Terms. Under the exercise of Tenant's Right of Refusal, the space affected thereby shall be subject to all of the same terms and conditions of this Lease (including, without limitation, the Renewal Option set forth above and the Expiration Date) except that (i) additional rent with respect to such space shall commence ninety (90) days after the exercise of Tenant's Right of Refusal relating to such space, or upon taking possession of such space, if sooner; and (ii) Base Annual Rent and Base Monthly Rent for the additional space taken by Tenant shall be at the same rate in effect for the Premises at the time of exercise of Tenant's Right of Refusal; and (iii) an allowance for Tenant's build out of such space shall be given by Landlord at the rate of $28 per square foot.

                                    RIDER E

                               RIGHT OF REFUSAL




                                     [CRC]

                                    RIDER F

                                  ATTORNMENT
                                  ----------

1.  Attornment.  Tenant covenants and agrees that, if by reason of default
    ----------
    under any mortgage which may now or hereafter affect the Premises, including, without limitation, the Mortgage and Security Agreement dated as of March 29, 1990, between the owner of the Premises hereunder or a successor in title or interest, as Mortgagor, and Kansallis-Osake-Pankki, New York Branch, as Mortgagee, and any amendments, supplements or modifications thereof (the "Mortgage"), the mortgagee thereunder enters into and becomes possessed of the mortgaged property of which the Premises form a part either through possession or foreclosure action or proceeding, or in the event of the sale of the said action or proceeding, or in the event of the sale of the said mortgaged property as a result of any action or proceeding to foreclose said mortgage or as a result of a conveyance in lieu of foreclosure, the Tenant will attorn to the mortgagee or such then owner as its Landlord under this Lease, unless the mortgagee or such then owner shall elect to terminate this Lease and the rights of the Tenant hereunder. The Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the mortgagee or the then owner of the mortgaged property, any instrument which may be necessary or appropriate to evidence such attornment and the Tenant hereby appoints the mortgagee or the then owner of the Premises the attorney-in-fact, irrevocable, of the Tenant to execute and deliver for and on behalf of the Tenant any such instrument. The Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may terminate this Lease or to surrender possession of the Premises in the event of foreclosure or any proceeding is brought by the mortgagee under any such mortgage to terminate the same, and agrees that unless and until the mortgagee, in connection with any such proceeding, shall elect to terminate this Lease and the rights of the Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding.

2.  Nondisturbance.  Notwithstanding the provisions of Paragraph 1 above:
    --------------
    (a) The mortgagee or the then owner, as the case may be, shall not disturb Tenant's use and possession of the Premises nor terminate the Lease so long as Tenant is not in default of the terms of this Lease.

    (b) In addition, the mortgagee or the then owner, as the case may be, shall at all times during Tenant's attornment hereunder, be bound to Tenant as Landlord under all the terms and conditions of this Lease, provided, however, that the mortgagee or the then owner, as the case may be, shall not be (i) liable for the act or omission of any prior landlord under the Lease (including Landlord); (ii) subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease (including Landlord); (iii) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord under the Lease (including Landlord) unless such rent or additional rent has been delivered to mortgagee or such then owner;
         (iv) responsible for any security deposit which Tenant may have paid to any landlord (including Landlord), unless such deposit has been delivered to the mortgagee or such then owner, or (v) bound by any modification, amendment, surrender or cancellation of the Lease made without the prior written consent of mortgagee or the then owner.

3.  No Release of Landlord.  This Agreement shall not relieve Domino's Farms
    ----------------------
    Holding Limited Partnership of any obligation as Landlord under the Lease.

                                    RIDER G

                              HAZARDOUS MATERIALS
                              -------------------

HAZARDOUS MATERIALS/TENANTS OBLIGATIONS
---------------------------------------

A.  Definitions:  As used in this Section, "Environmental Law" and
    -----------
    "Hazardous Materials" shall have the following meanings:

    1.  "Environmental Law" means any applicable federal, state or local
        ------------------
        government law, rule, ordinance or regulation in effect from time to time relating to the environment, pollution, toxic substances, Hazardous Materials or solid and/or toxic waste disposal, including, without limitation, the following statutes and the regulations promulgated thereunder:

        (a)  Michigan Solid Waste Management Act, MCLA Section 299.401 et seq.;
                                                                       ------
        (b)  Michigan Hazardous Waste Management Act, MCLA Section 299.501
             et seq.;
             ------

        (c)  Federal Resource Conservation and Recovery Act of 1976;

        (d) Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980; and

        (e)  Federal Superfund Amendments and Reauthorization Act of 1986.

    2.  "Hazardous Materials" means "Hazardous Waste" or "Hazardous Substance"
        ---------------------
        as those terms are currently defined in the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986.

B.  Use of Premises.  Tenant shall not cause or permit the Premises to be used
    ---------------
    to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials in violation of any Environmental Law. At all times Tenant shall use and dispose of Hazardous Materials in compliance with all applicable Environmental Law and all requirements and guidelines of the United States Nuclear Regulatory Commission. Tenant shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant, a release of Hazardous Materials onto the Premises, the Building or any area comprising part of the Domino's Farms Prairie House Office Complex in violation of Environmental Law. Landlord and Tenant will promptly deliver to the other copies of all notices received from any federal, state or local authority regarding environmental problems affecting the Premises. The provisions hereof shall be in addition to any and all other obligations and liabilities Tenant may have to the Landlord at law or in equity regarding Tenant's violation of Environmental Law and shall survive termination of this Lease and the satisfaction of all other obligations of Tenant hereunder.

C.  Presence of Hazardous Materials/Indemnity.  If Hazardous Materials are
    -----------------------------------------
    present on or under the Premises in amounts, concentrations or in a manner in violation of Environmental Law by reason of the acts or omissions of Tenant or its agents, representatives, contractors, officers, directors, employees, licensees or invitees, Tenant shall: (i) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all such Hazardous Materials on, under, from or affecting the Premises in accordance with all applicable Environmental Law; (ii) defend, indemnify and hold harmless Landlord, its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including attorney's fees) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to: (A) the presence, disposal, release or threatened release of any such Hazardous Materials on, over, under, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons or animals on, in, over or under the Premises; (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (C) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Material; and/or (D) any violation of laws, orders, regulations, requirements or demands of government authorities, or any reasonable policies or requirements of Landlord (and in the case Landlord's requirements of which Tenant was provided prior written notice), which are based upon or in any way related to such Hazardous Materials, including, without limitation, reasonable attorney's and reasonable consultant's fees, investigation and laboratory fees, court costs and out-of-pocket litigation expenses. In no event shall Tenant have any liability for: (i) conditions not in existence on the day Landlord, its successors or assigns, takes possession of the Premises from Tenant, (ii) conditions existing prior to the date Tenant takes possession of the Premises, or (iii) conditions aggravated or worsened (but only to the extent so aggravated or worsened) by Landlord, or its successors, assigns or any third party, after the date Landlord or its successors and assigns takes such possession of the Premises. Landlord shall give Tenant prompt notice of any claim or information of which Landlord has knowledge that is likely to give rise to a claim for defense, indemnity or hold harmless under this Section, and shall permit Tenant's involvement in the defense of any such claim as reasonably requested by Tenant. Neither Landlord nor Tenant shall settle or pay any third party claim with respect to any claim hereunder, except upon the written approval of both Landlord and Tenant. The provisions hereof shall be in addition to any and all other obligations and liabilities Tenant may have to the Landlord at law or in equity and shall survive termination of this Lease and the satisfaction of all other obligations of Tenant hereunder.

D.  Right of Inspection.  Landlord, its successors and assigns shall have the
    -------------------
    right to inspect the Premises at any reasonable time and from time to time upon not less than two (2) hours advance notice in order to determine whether Hazardous Materials are being used in violation of Environmental
    Law and whether Tenant is in full compliance with the terms of this Section, but Landlord shall have no obligation to conduct such inspections. All such inspections, including, without limitation, investigation, studies, sampling and testing, shall be at Tenant's expense if the Premises are not in compliance with this Section, otherwise they shall be at Landlord's expense. Tenant is authorized to install its own security system for access to the Premises using so-called security card devices. Tenant shall immediately release any such security system upon notice from Landlord's security personnel that an emergency exists requiring access to the Premises. Inspections by Landlord under this paragraph shall not unreasonably interfere with the operation of Tenant's business and Landlord shall comply with Tenant's Confidentiality Requirements (as defined in Section 17.01 of this Lease) and Tenant's reasonable requests, provided, however, these provisions are subject to any actions reasonably necessary to meet or ameliorate any emergency threatening serious bodily injury or property damage.

E.  Effect on Insurance.  Notwithstanding anything in this Section to the
    -------------------
    contrary, Tenant shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which will in any way make void or voidable any insurance customary for buildings or property similar to the Premises (containing terms and conditions customary for insuring buildings or property similar to the Premises) then in force with respect thereto, or which will make it unreasonably difficult or impossible to obtain fire or other insurance (containing terms and conditions customary for insuring buildings or property similar to the Premises) carried by Landlord with respect to the property of which the Premises is a part. If Tenant's failure to comply with the provisions of this Section causes any insurance premium to be higher than it would otherwise be, Tenant shall reimburse Landlord, as additional rent, for that part of all insurance premiums thereafter paid by Landlord which have been changed because of Tenant's failure.

F.  Reports.  At reasonable intervals, and at least annually, Tenant shall
    -------
    provide to Landlord, at Landlord's request, a list of all Hazardous Materials at any time used, stored, placed or brought onto the Premises since the date of the last report furnished to Landlord with respect to Hazardous Materials. In addition, Tenant shall provide to Landlord such reasonable documentation as Landlord may request to review the methods and procedures used by the Tenant in handling and disposing of any Hazardous Materials. If Landlord determines in its reasonable judgment that any Hazardous Material as it is being used by Tenant (taking into account the nature of the Hazardous

Material, the manner of its use and the quantities on the Premises) presents an unreasonable hazard to, or unreasonably endangers the health, safety or welfare of, the Building's Tenants, or any of them, Tenant shall, as appropriate, upon written notice from Landlord cease using any such Hazardous Material on the Premises and immediately dispose of such Hazardous Material in compliance with all Environmental Law or appropriately modify its use thereof so as to not render such use unreasonably hazardous or dangerous. In the event that Tenant disputes Landlord's assessment or designation of any prohibited Hazardous Material, the matter shall be referred to an Environmental Engineer for decision. The decision of such Environmental Engineer shall be conclusive on the parties (except the extent that such decision is overridden by any governmental authority enforcing any Environmental Law). The fees of such Environmental Engineer shall be paid by the unsuccessful party and if both parties are partially unsuccessful, the Environmental Engineer shall apportion such fees and expenses between the parties, based on the degree of success of each party.

HAZARDOUS MATERIALS/LANDLORD'S OBLIGATION
-----------------------------------------

A.  Representations
    ---------------

    In addition, Landlord represents, warrants and covenants to Tenant that:

    1. Landlord has not, and, to Landlord's knowledge no prior owner of the Building, tenant or prior tenant, occupant or prior occupant of the Building has, used or permitted the release of any Hazardous Materials on, from or affecting the Premises in any manner which violates Environmental Law.

    2. Landlord has never received any summons, citation, directive, letter, notice or other communication, written or oral, regarding any violation of Environmental Law affecting the Premises, and there have been no actions commenced to Landlord's knowledge threatened by any party for noncompliance therewith.

    3. Any and all plumbing, sewer and disposal systems, and pipelines and tanks, located upon or beneath or servicing the Premises will be maintained in good and safe operating condition and repair and to Landlord's knowledge are in good and safe operating condition and repair.


    If it is determined during or following the termination or expiration of the Lease that there is a violation of Environmental Law associated with the leased premises and the violation was not created by Tenant, its agents, representatives, contractors, officers, directors, employees, licensees or invitees in violation of Environmental Law then Landlord agrees to comply with all federal, state and local laws, ordinances, rules, regulations, and policies pertaining to such violation that are binding upon Landlord and to take whatever safety precautions and measures are required or prescribed, at the Landlord's expense. Landlord also agrees to defend and indemnify Tenant and its affiliates and their respective agents, representatives, contractors, officers, directors, employees, licensees and invitees, from and against all obligations, liabilities, loss, costs, damages, settlement or expenses of whatsoever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising out of or in any way related to any of the following caused solely by Landlord, its agents, representatives, contractors, officers, directors, employees, licensees or invitees: (i) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons or animals thereon; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials; and/or (iv) any violations of laws, regulations, requirements or demands of government authorities which are based upon or are in any way related to Hazardous Materials, including, without limitation and in each of the foregoing cases, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses. Landlord will notify Tenant in writing immediately of any condition of which Landlord has knowledge and which involves Hazardous Materials or violation of Environmental Law which might affect the Premises.

                           FIRST AMENDMENT TO LEASE


This Amendment to Lease is made the 26th day of February, 1993, by and between
                                    ----
Domino's Farms Holding Limited Partnership, a Michigan Corporation, having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 ("Landlord"), and AASTROM Biosciences, Inc., having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease commencing October 1, 1992 (the "Lease") for approximately 4,592 of usable square feet of office space in the building commonly known as Domino's Farms Prairie House; and

WHEREAS, Tenant desires modifications to be made to the original lease; and

WHEREAS, Landlord agrees to the modifications proposed by Tenant;

NOW, THEREFORE, in consideration of the mutual covenants contained in this First Amendment to Lease, the parties agree to the following changes:


        Tenant expanded into an additional 191 square feet of usable space. Construction of said expansion was complete and rent became effective January 1, 1993.

        Per the terms of the original Lease, Landlord will contribute Five Thousand Three Hundred Forty Eight Dollars ($5,348) towards the construction costs for said expansion.

        The total monthly charge for rent will now be Nine Thousand Two Hundred Ninety Dollars and Ninety Eight Cents ($9,290.98).

        Per the original Lease, Tenant was to pay Landlord a Security Deposit in the amount of $8,919.96. Said deposit was not paid as of the date of this Amendment, and Landlord hereby waives requirement for said deposit.


IN WITNESS WHEREOF, this Amendment to Lease is executed on the 26th day of February, 1993.


                                                DOMINO'S FARMS HOLDING
                                                LIMITED PARTNERSHIP
                                                (A Michigan Corporation)

                                                By: /s/ THOMAS R. MINICK
                                                   -----------------------
                                                    Thomas R. Minick

                                                Its:



                                                AASTROM BIOSCIENCES, INC.
                                                (A Michigan Corporation)


                                                By:  /s/ R. Douglas Armstrong
                                                     -------------------------
                                                     R. Douglas Armstrong, Ph.D.
                                               Its:  President and C.E.O.

                                     [CRC]

                           SECOND AMENDMENT TO LEASE

This Amendment to Lease is made the third day of October, 1994, by and between DOMINO'S FARMS HOLDING LIMITED PARTNERSHIP, a Michigan Corporation, having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Landlord"), and AASTROM BIOSCIENCES, INC. having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease commencing October 1, 1992 (the "Lease") for approximately 4,592 of usable square feet of office space in the building commonly known as Domino's Farms Prairie House; and

WHEREAS, modifications were made to the original lease on February 26, 1993 which increased the total usable square feet to 4,783 with a corresponding increase in rent charge; and

WHEREAS, Tenant desired further modifications to be made to the original lease and subsequent First Amendment; and

WHEREAS, Landlord agreed to the modifications proposed by Tenant;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Second Amendment to Lease, the parties agree to the following changes:

1. Tenant expanded into the former Allstate Insurance Company suite, effective July 12, 1993. Said suite is 750 square feet, and is further identified on the attached floor plan. Tenant accepted space in current configuration; Landlord painted suite, provided an allowance of $1,200 for carpet replacement (to be arranged by Tenant), and provided an allowance of $806.30 for installation of soffit lighting (to be arranged by Tenant). No further contribution was made by Landlord, and no further modifications to space were made by Tenant. Based upon the necessity of relocation of Allstate Insurance Company to allow for said expansion, Tenant agreed to pay a pro-rated share of the unamortized tenant improvement costs initially paid by the Landlord. A surcharge of $228.45 will be assessed each month through May 1995 (initial term covered by this Lease agreement).

2. Tenant expanded into an additional 2,115 square feet of usable space, located between the leased premises and the expansion space described in Item #1 above. Construction of said space was complete and rent became effective September 20, 1993.

    Per the terms of the original Lease, Landlord contributed Fifty Nine Thousand, Two Hundred Twenty Dollars ($59,220.00) towards the construction costs for said expansion. Tenant contracted for and managed construction, with approval of Landlord.

3. Tenant agreed to lease a storage room located on Level 1 of the Building. Said room is 868 square feet, of which 728 square feet is usable by Tenant, and is further identified on the attached floor plan. Tenant agrees to at all times maintain a five foot (5') clear aisle to doors entering building mechanical room east of leased storage room. Landlord agrees to provide an allowance of $600 for installation of electrical power to said room. Tenant, at its expense, may elect to make additional modifications to room, and same will be coordinated with Landlord. Rent for said room will be calculated based upon 728 square feet, at a rate of $8.00 per square foot, and will equal $485.33 per month.

 4. Based upon the changes described in Item #1 and #2 above, the total monthly charge for rent will now be based upon a total of 7,648 usable square feet, and will equal $14,856.24. With the surcharge described in Item #1 above, total monthly rent due for office and lab space will equal $15,084.69. Total rent due for storage space described in Item #3 above will equal $485.33.

 5. The terms and conditions of the Lease shall remain in full force and effect except as specifically modified herein.

 IN WITNESS WHEREOF, this Second Amendment to Lease is executed on the date set forth above.

                                               AASTROM BIOSCIENCES, INC.
                                               (A Michigan Corporation)

                                               By:   /s/ R. DOUGLAS ARMSTRONG
                                                     ---------------------------
                                                     R. Douglas Armstrong, Ph.D.
                                               Its:  President & C.E.O.



                                               DOMINO'S FARMS HOLDING
                                               LIMITED PARTNERSHIP
                                               (A Michigan Corporation)

                                               By:   /s/ THOMAS R. MINICK
                                                     ---------------------------
                                                     Thomas R. Minick
                                               Its:  Vice President of Services

                                     [CRC]

                                     [CRC]

                           THIRD AMENDMENT TO LEASE

This Amendment to Lease is made the 16th day of November, 1994, by and
                                    ----
between DOMINO'S FARMS HOLDING LIMITED PARTNERSHIP, a Michigan Corporation, having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Landlord"), and AASTROM BIOSCIENCES, INC., having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease commencing October 1, 1992 (the "Lease") for approximately 4,592 of usable square feet of office space in the building commonly known as Domino's Farms Prairie House; and

WHEREAS, modifications were made to the original lease on February 26, 1993 which increased the total usable square feet to 4,783 with a corresponding increase in rent charge (First Amendment); and further modifications were made to the original lease on October 3, 1994 which increased the total usable square feet to 7,648 and provided for rental of a storage room of 728 square feet, with corresponding increases in rent charge (Second Amendment); and

WHEREAS, Tenant desires further modifications to be made to the original lease and subsequent First and Second Amendments; and

WHEREAS, Landlord agrees to the modifications proposed by Tenant;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Third Amendment to Lease, the parties agree to the following changes:

1. Tenant will expand into 6,723 usable square feet located across the corridor from the existing premises, and further identified on Attachment A.

2. Modifications will be made to the expansion suite. Tenant will be responsible for development of plans and all aspects of the construction process. However, plans must be submitted to and approved by Landlord prior to construction start-up.

3. $188,244 will be contributed by the Landlord to the cost of the tenant improvements. This sum is equal to $28.00 per square foot. Further, Landlord will bear responsibility for certain work, to include floor leveling (cement work), installation of a fire damper, relocation of an alarm panel, construction of the demising wall along the East wall of the expansion suite, and installation of a major air supply duct. Upon completion of the project, as-built drawings and a financial summary will be provided to Landlord to detail the total scope of the project. Said improvements are projected to be completed by November 15, 1994.

4. On or before January 1, 1995, Tenant will vacate and be released of all responsibility for the 750 usable square feet acquired by Tenant on July 12, 1993. Said space is required by Landlord for installation of a mechanical room. A corresponding reduction in rent will be applied, and the monthly surcharge for said space will be discontinued.

5. For the period of November 16, 1994 through March 15, 1995, Tenant will pay no rent for the expansion suite. However, during this time period, Tenant will pay $7.35 per square foot ($4,117.84 per month) to be applied to the cost of utilities, maintenance, taxes, grounds, and housekeeping for the expansion suite.

    For the period from March 16, 1995 through May 31, 1995, Tenant will pay rent for the expansion suite at the same rate provided in the initial lease ($21.00 per square foot plus $2.31 for a utility charge).

6. The Lease will expire on May 31, 1995, and via this Third Amendment, will be extended for an additional three year term (June 1, 1995 through May 31, 1998). From June 1, 1995 forward, the rental rate will be considered a gross rate.

7. Effective June 1, 1995, an annual increase of three percent (3%) will be applied to the rates for this Lease. Said rates and rents due are detailed on Attachment B to this Amendment (Rent Payment Schedule).

8. Tenant shall have a right to terminate the Lease during the three year extension period, in the event of any one of the following:

    a.) Landlord is unable to provide acceptable space for further expansion of the Tenant; or

    b.) AASTROM Biosciences, Inc. is acquired by another company and the company is relocated to a non-Michigan site; or

    c.) Zoning or other governmental restrictions limit the Tenant from conducting business at Domino's Farms.

    In the event the Tenant elects to terminate the Lease based upon one of the stated factors, the following shall apply:

    i) Tenant shall provide Landlord with twelve (12) month written notice of any intent to terminate.

    ii) To the extent reasonable, Tenant will assist with location of a replacement tenant. Subject to Section 16 of the Lease, Tenant may sub-lease the Premises.

    iii) Tenant will re-pay the unamortized tenant improvements stated above ($188,244.00) based upon a three year amortization schedule. Such re-payment of unamortized tenant improvements will be made only if Tenant is unable to find a sub-tenant and/or Landlord is unable to lease the premises essentially "as is" within ninety (90) days following the early termination date of Lease.

    iv) The four month rent abatement will be re-paid if notice to terminate is given within the initial eighteen months of the three year lease extension period.

9. Tenant shall have a Second Right of Refusal for the approximately 7,590 square feet located North of and contiguous to the expansion suite.
    (As of the date of this Amendment, Parke-Davis has a First Right of Refusal for said suite.) Tenant shall have a First Right of Refusal for the approximately 5,000 square feet located North of and contiguous to the suite covered by the Second Right of Refusal. Said suites are further identified on Attachment A.

    Under the exercise of either Right of Refusal stated above, the terms and conditions shall be as provided in Rider E of the Lease, with the exception of paragraph E(iii). For any space previously unoccupied by a Tenant and in an unfinished status, an allowance in the set amount of $28.00 per square foot shall be provided. For any space built out and occupied by another tenant, the Landlord would be responsible for any negotiated relocation and associated costs. An allowance to Tenant would be provided in the amount of $8.00 per square foot for any alterations resulting in office space, and $12.00 per square foot for any alterations resulting in laboratory space.

10.  Tenant shall have one option to extend the lease for a term up to five
     (5) years. Tenant shall notify Landlord in writing of intent to extend at lease one hundred eighty days (180) prior to lease expiration. Rent for such extension shall be at a rate equivalent to the rate in effect during the last year of the lease prior to such proposed extension, with an adjustment of three percent (3%) applied during the first and each subsequent year of the extension.

11. The terms and conditions of the Lease shall remain in full force and effect except as specifically modified herein.

IN WITNESS WHEREOF, this Third Amendment to Lease is executed on the date set forth above.

                                        AASTROM BIOSCIENCES, INC.
                                        (A Michigan Corporation)


                                        By:   /s/ R. DOUGLAS ARMSTRONG
                                              ---------------------------
                                              R. Douglas Armstrong, Ph.D.
                                        Its:  President and C.E.O.



                                        DOMINO'S FARMS HOLDING
                                        LIMITED PARTNERSHIP
                                        (A Michigan Corporation)


                                        By:   /s/ THOMAS R. MINICK
                                              --------------------------
                                              Thomas R. Minick
                                        Its:  Vice President of Services

                                     [CRC]

                                 ATTACHMENT B
                                                                09-Dec-94
DOMINO'S FARMS PRAIRIE HOUSE
RENT PAYMENT SCHEDULE

AASTROM BIOSCIENCES - PHASE V
-----------------------------

                         OFFICE RENT   STORAGE CAGE   STOREROOM     1994 EXPANSION
                       (6,898 SQ.FT.)   (64 SQ.Ft.)  (728 SQ.FT.)    (6,723 SQ.FT)  TOTAL RENT
==============================================================================================
10/01/94 - 10/31/94      15,084.69 *       64.00       485.33              N/A       15,634.02
11/01/94 - 11/30/94      15,084.69 *       64.00       485.33          2,058.92 **   17,692.94
12/01/94 - 12/31/94      15,084.69 *       64.00       485.33          4,117.84 **   19,751.86

01/01/95 - 01/31/95      13,399.37         64.00       485.33          4,117.84 **   18,066.54
02/01/95 - 02/28/95      13,399.37         64.00       485.33          4,117.84 **   18,066.54
03/01/95 - 03/31/95      13,399.37         64.00       485.33          8,935.26 ***  22,883.96
04/01/95 - 04/30/95      13,399.37         64.00       485.33         13,059.43      27,008.12
05/01/95 - 05/31/95      13,399.37         64.00       485.33         13,059.43      27,008.12
06/01/95 - 06/30/95      13,801.75         64.00       499.89         13,451.60      27,817.24
07/01/95 - 07/31/95      13,801.75         64.00       499.89         13,451.60      27,817.24
08/01/95 - 08/31/95      13,801.75         64.00       499.89         13,451.60      27,817.24
09/01/95 - 09/30/95      13,801.75         64.00       499.89         13,451.60      27,817.24
10/01/95 - 10/31/95      13,801.75         64.00       499.89         13,451.60      27,817.24
11/01/95 - 11/30/95      13,801.75         64.00       499.89         13,451.60      27,817.24
12/01/95 - 12/31/95      13,801.75         64.00       499.89         13,451.60      27,817.24

01/01/96 - 01/31/96      13,801.75         64.00       499.89         13,451.60      27,817.24
02/01/96 - 02/28/96      13,801.75         64.00       499.89         13,451.60      27,817.24
03/01/96 - 03/31/96      13,801.75         64.00       499.89         13,451.60      27,817.24
04/01/96 - 04/30/96      13,801.75         64.00       499.89         13,451.60      27,817.24
05/01/96 - 05/31/96      13,801.75         64.00       499.89         13,451.60      27,817.24
06/01/96 - 06/30/96      14,215.63         64.00       515.06         13,854.98      28,649.67
07/01/96 - 07/31/96      14,215.63         64.00       515.06         13,854.98      28,649.67
08/01/96 - 08/31/96      14,215.63         64.00       515.06         13,854.98      28,649.67
09/01/96 - 09/30/96      14,215.63         64.00       515.06         13,854.98      28,649.67
10/01/96 - 10/31/96      14,215.63         64.00       515.06         13,854.98      28,649.67
11/01/96 - 11/30/96      14,215.63         64.00       515.06         13,854.98      28,649.67
12/01/96 - 12/31/96      14,215.63         64.00       515.06         13,854.98      28,649.67

01/01/97 - 01/31/97      14,215.63         64.00       515.06         13,854.98      28,649.67
02/01/97 - 02/28/97      14,215.63         64.00       515.06         13,854.98      28,649.67
03/01/97 - 03/31/97      14,215.63         64.00       515.06         13,854.98      28,649.67
04/01/97 - 04/30/97      14,215.63         64.00       515.06         13,854.98      28,649.67
05/01/97 - 05/31/97      14,215.63         64.00       515.06         13,854.98      28,649.67
06/01/97 - 06/30/97      14,641.01         64.00       530.23         14,269.57      29,504.80
07/01/97 - 07/31/97      14,641.01         64.00       530.23         14,269.57      29,504.80
08/01/97 - 08/31/97      14,641.01         64.00       530.23         14,269.57      29,504.80
09/01/97 - 09/30/97      14,641.01         64.00       530.23         14,269.57      29,504.80
10/01/97 - 10/31/97      14,641.01         64.00       530.23         14,269.57      29,504.80
11/01/97 - 11/30/97      14,641.01         64.00       530.23         14,269.57      29,504.80
12/01/97 - 12/31/97      14,641.01         64.00       530.23         14,269.57      29,504.80

01/01/98 - 01/31/98      14,641.01         64.00       530.23         14,269.57      29,504.80
02/01/98 - 02/28/98      14,641.01         64.00       530.23         14,269.57      29,504.80
03/01/98 - 03/31/98      14,641.01         64.00       530.23         14,269.57      29,504.80
04/01/98 - 04/30/98      14,641.01         64.00       530.23         14,269.57      29,504.80
05/01/98 - 05/31/98      14,641.01         64.00       530.23         14,269.57      29,504.80
==============================================================================================

          * 1994 OFFICE RENT BASED ON 7,648 SQ. FT. AND INCLUDES THE ALLSTATE SURCHARGE OF $228.00.

         ** CAM EXPENSES ONLY - EFFECTIVE 11/16/94

        *** CAM EXPENSES AND RENT PRO-RATED TO REFLECT CHANGE EFFECTIVE
            ON THE 16TH.

                      RENTAL AGREEMENT FOR STORAGE SPACE

1. AASTROM BIOSCIENCES, INC. agrees to rent Storage Unit #13, located on Level 1 of Prairie House, effective March 15, 1993. It is understood that rental is on a monthly basis, and can be terminated by either Landlord or Tenant with thirty (30) days written notice.

2. Rent for the period from March 15 through March 31, 1993 is $32.00. Rent for a full calendar month is $64. Rate is $12 per square foot, based upon 64 square feet (8' x 8'). The Tenant will be invoiced on a monthly basis, and rent shall be due on the first day of each month.

3. No security deposit is required, and a key request form must be submitted to the Control Center for access to the unit. Responsibility for any keys issued is solely the responsibility of the tenant.

4. The unit will be used only for the storage of property, and will not be used to store any edible, flammable, explosive, toxic or dangerous materials. However, Landlord acknowledges that Tenant may store hazardous materials in said unit, and Tenant agrees that any hazardous materials shall at all times be stored in appropriate containers. The unit will never be intentionally damaged, and rubbish will be disposed of in appropriate containers. Access will be only during normal business hours. No alterations will be made to the unit.

5. Signature below indicates an understanding that Landlord is only renting space, and will bear no responsibility for damage or loss to personal property contained within said space. It is an option for the Tenant to secure and purchase property insurance through an independent agent.

6. This rental agreement is independent and separate from any other lease the undersigned may have with respect to other space at the Domino's Farms complex.

                                                    /s/ R. DOUGLAS ARMSTRONG
                                                    -------------------------
                                                    For Tenant



                                                    /s/ MARGARET PARKINSON
                                                    -------------------------
                                                    For Landlord

                            FOURTH AMENDMENT TO LEASE



This Amendment to Lease is made this 29th day of July, 1996, by and between DOMINO'S FARMS HOLDING LIMITED PARTNERSHIP, a Michigan Corporation, having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Landlord"), and AASTROM BIOSCIENCES, INC., a Michigan Corporation, having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease commencing October 1, 1992 (the "Lease") for approximately 4,592 of usable square feet of office space in the building commonly known as Domino's Farms Prairie House; and

WHEREAS, modifications were made to the original lease on February 26, 1993 which increased the total usable square feet to 4,783 with a corresponding increase in rent charge (First Amendment); and further modifications were made to the original lease on October 3, 1994 which increased the total usable square feet to 7,648 and provided for rental of a storage room of 728 square feet, with corresponding increases in rent charge (Second Amendment); and further modifications were made to the original lease on November 16, 1994 which increased the total usable square feet to 14,371 with a corresponding increase in rent charge (Third Amendment); and

WHEREAS, Tenant desires further modifications to be made to the original lease and subsequent First, Second and Third Amendments; and

WHEREAS, Landlord agrees to the modifications proposed by Tenant;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Fourth Amendment to Lease, the parties agree to the following changes:

1. Tenant will expand into 5,510 usable square feet, which is further identified on Attachment A.

2. Modification will be made to the expansion suite. Tenant will be responsible for development of plans and all aspects of the construction process. However, plans must be submitted to and approved by Landlord prior to construction start-up. Upon project completion, Tenant must furnish Landlord with complete set of "as-built" drawings and a financial summary which details the total scope of the project.

3. $66,668.00 will be contributed by the Landlord to the cost of the tenant improvements. Further, Landlord will bear responsibility for certain work, to include floor leveling (cement work), installation of two fire dampers, construction of the demising wall along the North wall of the expansion suite, removal of storm conductor, removal of double doors on West wall and installation of glass to match building standard, and upgrade of patio area on West side of suite.

    The tenant improvement allowance provided by the Landlord shall be calculated as follows:

    2,550 square feet        $17.60 per square foot        $44,880.00
    1,568 square feet        $ 9.43 per square foot        $14,786.24
    1,392 square feet        $ 5.03 per square foot        $ 7,001.76
    -----------------                                      ----------
    5,510 square feet                                      $66,668.00

4. Rent will commence on August 1, 1996 and shall run current with existing Lease term which will expire on May 31, 1998.

5. An annual increase of three percent (3%) will be applied to the rates for this Lease. Said rates are as follows:

          8/1/96 to 5/31/97                        $24.73 per square foot
          6/1/97 to 5/31/98                        $25.47 per square foot

    A portion of the proposed expansion space is considered to be somewhat less desirable than usual, due to interior location or lower than normal ceiling height. Such areas amount to 2,808 square feet, and are further defined on Attachment B. Rental rate for same shall be as follows:

          8/1/96 to 5/31/97                        $18.00 per square foot
          6/1/97 to 5/31/98                        $18.54 per square foot

    Tenant currently occupies two (2) storage cages located on Level One in close proximity to the dock. Rental rate for same shall remain at a flat rate of $12.00 per square foot.

          Cage #1                                  $ 64.00 per month
          Cage #2                                  $336.00 per month

    Tenant currently occupies a 728 square foot storage room located on Level One of the building. Rental rate for same shall increase at a rate of three percent (3%) per year as follows:

          8/1/96 to 5/31/97                    $8.49 per square foot
          6/1/97 to 5/31/98                    $8.74 per square foot



6. Tenant shall have a right to terminate the Lease during the remaining lease term, in the event of any one of the following:

    a) Landlord is unable to provide reasonably acceptable space for further expansion of the Tenant; or

    b) AASTROM Biosciences, Inc. is acquired by another company and the company is relocated to a non-Michigan site; or

    c) Zoning or other governmental restrictions limit Tenant from conducting business at Domino' Farms.

         In the event the Tenant elects to terminate the Lease based upon one of the above stated factors, the following shall apply:

    i) Tenant shall provide Landlord with twelve (12) month written notice of any intent to terminate.

    ii) To the extent reasonable, Tenant will assist with location of a replacement tenant. Subject to Section 16 the Lease, Tenant may sub-lease the Premises.

    iii) In addition to the financial obligation defined in 8(iii) of the Third Amendment to Lease, the tenant will re-pay the unamortized tenant improvements stated above ($66,668.00) based upon a two year amortization schedule. Such repayment of unamortized tenant improvements will be made only if Tenant is unable to find a subtenant and/or Landlord is unable to lease the premises essentially "as is" within ninety (90) days following the early termination date of Lease.

7. Tenant shall have a First Right of Refusal for the approximately 10,000 square feet located North of and contiguous to the suite covered by this amendment.

    Under the exercise of the Right of Refusal stated above, the terms and conditions shall be as provided in Rider E of the Lease, with the exception of paragraph E(iii). For any space previously unoccupied by a Tenant and in an unfinished status, an allowance in the set amount of $28.00 per square foot shall be provided. For any space built out and occupied by another tenant, the Landlord would be responsible for any negotiated relocation and associated costs. An allowance to Tenant would be provided in the amount of $8.00 per square foot for any alterations resulting in office space, and $12.00 per square foot for any alterations resulting in laboratory space. All such allowances are based upon a five (5) year lease term.

    Additionally, Tenant shall have a First Right of Refusal for the suite located on Level 3, between Lobby K and Lobby L, and directly above Tenant's premises. Any Tenant improvement allowance would depend on the proposed alterations to the suite and length of lease term.

8. Tenant shall retain one option to extend the Lease for a term up to five (5) years, in whole or in part. Tenant shall notify Landlord in writing of intent to extend at least one hundred eighty (180) days prior to Lease expiration. Rent for such extension shall be at a rate equivalent to the rate in effect during the last year of the Lease prior to such proposed extension, with an adjustment of three percent (3%) applied during the first and each subsequent year of the extension.

9. The terms and conditions of the Lease shall remain in full force and effect except as specifically modified herein.

IN WITNESS WHEREOF, this Fourth Amendment to Lease is executed on the date set forth above.



                                       AASTROM BIOSCIENCES, INC.
                                       (A Michigan Corporation)


                                       By:  /s/ Todd E. Simpson
                                          ---------------------------------
                                       Its: Vice President - Financial
                                            Administrator, Chief Financial
                                            Officer
                                            -------------------------------



                                       DOMINO'S FARMS HOLDING LIMITED
                                       PARTNERSHIP
                                       (A Michigan Corporation)


                                       By:  /s/
                                          ---------------------------------
                                       Its:
                                           --------------------------------

                     [ATTACHMENT A BLUEPRINT APPEARS HERE]

                     [ATTACHMENT B BLUEPRINT APPEARS HERE]

                         DOMINO'S FARMS PRAIRIE HOUSE
                             RENT PAYMENT SCHEUDLE

                                          STORAGE         STORE            1994              1994
                        OFFICE RENT        CAGE           ROOM          EXPANSION         EXPANSION
                       (6,695 sq. ft)  (64 sq. ft.)   (728 sq. ft.)   (6,723 sq ft.)    (5,510 sq. ft)      TOTAL RENT
======================================================================================================================
10/01/94 - 10/31/94      15,084.69*        64.00          485.33                --                --         15,834.02
11/01/94 - 11/30/94      15,084.60*        64.00          485.33          2,058.92**              --         17,692.94
12/01/94 - 12/31/94      15,084.89*        64.00          485.33          4,117.84**              --         19,751.88
01/01/95 - 01/31/95      13,399.87         64.00          485.33          4,117.84**              --         18,066.54
02/01/95 - 02/28/95      13,389.37         64.00          485.33          4,117.84**              --         18,066.54
03/01/95 - 03/31/95      13,399.87         64.00          485.33          8,838.26***             --         22,883.98
04/01/95 - 04/30/95      13,399.87         64.00          485.33         13,059.49                --         27,006.18
05/01/95 - 05/31/95      13,399.87         64.00          485.33         13,059.43                --         27,006.13
06/01/95 - 06/30/95      13,001.75         64.00          499.89         13,451.60                --         27,817.24
                                          ----------------------------------------        ----------------------------
                                          576.00        4,382.53         62,916.16                --        193,929.36

07/01/95 - 07/31/95      13,801.75         64.00          499.89         13,451.60                --         27,817.24
08/01/95 - 08/31/95      13,801.75         64.00          499.89         13,451.60                --         27,817.24
09/01/95 - 09/30/95      13,801.75         64.00          499.89         13,451.60                --         27,817.24
10/01/95 - 10/31/95      13,801.75         64.00          499.89         13,451.60                --         27,817.24
11/01/95 - 11/30/95      13,801.75         64.00          499.89         13,451.60                --         27,817.24
12/01/95 - 12/31/95      13,801.75         64.00          499.89         13,451.60                --         27,817.24
01/01/96 - 01/31/96      13,801.75         64.00          499.89         13,451.60                --         27,817.24
02/01/96 - 02/29/96      13,801.75         64.00          499.89         13,451.60                --         27,817.24
03/01/96 - 03/31/96      13,801.75         64.00          499.89         13,451.60                --         27,817.24
04/01/96 - 04/30/96      13,801.75         64.00          499.89         13,451.60                --         27,817.24
05/01/96 - 05/31/96      13,801.75         64.00          499.89         13,451.60                --         27,817.24
06/01/96 - 06/30/96      14,215.83         64.00          515.06         13,854.98                --         28,849.87
                                          ----------------------------------------        ----------------------------
                                          768.00        6,013.85        161,822.58                --        334,639.31

07/01/96 - 07/31/96      14,215.63         64.00          515.06         13,854.98                --         28,649.67
08/01/96 - 08/31/96      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
09/01/96 - 09/30/96      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
10/01/96 - 10/31/96      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
11/01/96 - 11/30/96      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
12/01/96 - 12/31/96      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
01/01/97 - 01/31/97      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
02/01/97 - 02/28/97      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
03/01/97 - 03/31/97      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
04/01/97 - 04/30/97      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
05/01/97 - 05/31/97      14,215.63         64.00          515.06         13,854.98          9,780.37         38,430.04
06/01/97 - 06/30/97      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
                                          ----------------------------------------        ----------------------------
                                          768.00        6,195.89        166,874.35        107,877.05        452,528.23

07/01/97 - 07/31/97      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
08/01/97 - 08/31/97      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
09/01/97 - 09/30/97      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
10/01/97 - 10/31/97      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
11/01/97 - 11/30/97      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
12/01/97 - 12/31/97      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
01/01/98 - 01/31/98      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
02/01/98 - 02/28/98      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
03/01/98 - 03/31/98      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
04/01/98 - 04/30/98      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
05/01/98 - 05/31/98      14,641.01         64.00          530.23         14,269.57         10,073.35         39,578.16
                                          ----------------------------------------        ----------------------------
                                          704.00        5,892.83        186,988.27        110,806.85        436,359.76

  * 1994 Office Rental based on 7,648 sq. ft. and includes the Allstate surcharge of $228.00

 **  CAM expenses only - Effective 11/16/94

***  CAM expenses and rent pro-rated to reflect change effective on the 16th.